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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE MEDICINES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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April 29, 2008

To our stockholders:

        We are pleased to invite you to our 2008 annual meeting of stockholders. The meeting will take place on Thursday, May 29, 2008 at 10:00 a.m., local time, at our principal executive offices, located at 8 Campus Drive, Parsippany, New Jersey 07054. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

        Enclosed with this letter you will find the notice of our 2008 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice and provides other information you may find useful in deciding how to vote. We have also enclosed our annual report to stockholders for the year ended December 31, 2007, which contains our annual report on Form 10-K filed with the Securities and Exchange Commission, including our audited consolidated financial statements for 2007, and other information of interest to our stockholders.

        The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote. If you are a stockholder of record, you may vote by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in "street name"—that is, held for your account by a bank, broker or other holder of record—you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Thank you for your ongoing support and continued interest in The Medicines Company.

Sincerely,

CLIVE A. MEANWELL
 Chairman and Chief Executive Officer

THE MEDICINES COMPANY
8 Campus Drive
Parsippany, New Jersey 07054

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., local time, on Thursday, May 29, 2008
Place	8 Campus Drive, Parsippany, New Jersey 07054
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) elect three class 2 directors for terms to expire at the 2011 annual meeting of stockholders;
(2)
approve our amended and restated 2004 stock incentive plan, which amends section 4 of our 2004 stock incentive plan to (a) increase the number of shares of common stock authorized for issuance under the plan from 8,800,000 to 11,800,000 and (b) replace the existing sublimit on certain types of awards that may be granted under the plan with a fungible share pool;
(3) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008; and
(4) transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on April 11, 2008.
Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting if you follow specified procedures.
By order of the Board of Directors,

Paul M. Antinori Secretary

April 29, 2008
Parsippany, New Jersey

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING	1
Who may vote?	1
How may I vote?	2
How may I vote my shares if I hold them in "street name?"	2
How may I change my vote?	2
What constitutes a quorum?	3
What vote is required to approve each matter?	3
How will votes be counted?	3
How does the board of directors recommend that I vote?	3
Will any other business be conducted at the annual meeting?	4
Who pays for the solicitation of proxies?	4
How and when may I submit a proposal for the 2009 annual meeting?	4
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	4
DISCUSSION OF PROPOSALS	5
Proposal One: Election of Class 2 Directors	5
Proposal Two: Approval of the Amended and Restated 2004 Stock Incentive Plan	8
Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm	15
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	16
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	17
PRINCIPAL STOCKHOLDERS	18
INFORMATION ABOUT CORPORATE GOVERNANCE	21
Board of Directors	21
Board Independence	21
Board Committees	22
Director Candidates and Nomination Process	24
Stockholder Nominees	25
Code of Business Conduct and Ethics	26
Stockholder Communications with the Board of Directors	26
Director Attendance at Annual Meeting	26
Compensation of Directors	27
Certain Related-Party Transactions	30
Compensation Committee Report	31
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	31
Compensation Discussion and Analysis	31
Our Current Executive Officers	41
Compensation of Our Executive Officers	43
Employment Arrangements	43
Potential Payments Upon Termination or Change of Control	44
Grant of Plan-Based Awards	48
Option Exercises and Stock Vested in 2007	50
EQUITY COMPENSATION PLAN INFORMATION	50
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	51

i

THE MEDICINES COMPANY
8 Campus Drive
Parsippany, New Jersey 07054

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on May 29, 2008

        The Medicines Company, a Delaware corporation (often referred to as "we" or "us" in this document), is sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2008 annual meeting of stockholders. The annual meeting will be held on Thursday, May 29, 2008, at 10:00 a.m., local time, at our principal executive offices at 8 Campus Drive, Parsippany, New Jersey 07054. You may obtain directions to the location of the annual meeting by contacting Robyn Brown, Investor Relations, 8 Campus Drive, Parsippany, New Jersey 07054, email: investor.relations@themedco.com. If the annual meeting is adjourned for any reason, then the proxies may be used at any adjournments of the annual meeting.

        This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

        We are mailing this proxy statement and the enclosed proxy card to stockholders on or about May 5, 2008. In this mailing, we are also including a copy of our annual report to stockholders for the year ended December 31, 2007.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 29, 2008: The Proxy Statement and Annual Report are available at http://ww3.ics.adp.com/streetlink/MDCO.

        Our annual report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission and including our audited financial statements, is included in our annual report to stockholders in this mailing and is also available free of charge at our website at www.themedicinescompany.com or through the SEC's electronic data system at www.sec.gov. To request a printed copy of our Form 10-K (including exhibits), which we will provide to you free of charge, either: write to Investor Relations, The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054, or email Investor Relations at investor.relations@themedco.com.

        You may request a copy of the materials relating to our annual meetings of stockholders, including the proxy statement for the 2008 annual meeting and the annual report to stockholders for the fiscal year ended December 31, 2007, at the website listed above or by sending an email to the Company at investor.relations@themedco.com or by calling 800.388.1183.

INFORMATION ABOUT THE ANNUAL MEETING

Who may vote?

        Holders of record of our common stock at the close of business on April 11, 2008, the record date for the meeting, are entitled to one vote per share on each matter properly brought before the meeting. As of the close of business on April 11, 2008, we had 52,005,604 shares of our common stock outstanding.

        A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Paul M. Antinori, at our principal executive office address set forth above, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the meeting, between the hours of 8:30 A.M. and 5:00 P.M., local time, on any business day from May 19, 2008 up to the time of the meeting.

How may I vote?

        If you are a stockholder of record (meaning that you hold shares in your name in the records of our transfer agent, American Stock Transfer & Trust Company), you may vote your shares at the meeting in person or by proxy:

  •
  to vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

  •
  to vote by proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card to us before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons named in your proxy card will vote your shares FOR the election of the nominated directors, FOR the amended and restated 2004 stock incentive plan and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.

        The proxy card states the number of shares you are entitled to vote if you are a stockholder of record.

How may I vote my shares if I hold them in "street name?"

        If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms may solicit voting instructions over the Internet or by telephone.

        Under applicable stock exchange rules, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. The election of directors (proposal one) and the ratification of the appointment of our independent registered public accounting firm (proposal three) are considered discretionary items under applicable stock exchange rules. The approval of the amended and restated 2004 stock incentive plan (proposal two) is a non-discretionary item. Accordingly, if you do not give instructions to your bank or brokerage firm with respect to proposal two, or if your bank or brokerage firm does not exercise its discretionary authority with respect to proposal one or proposal three, your shares will be treated as "broker non-votes" on that particular matter. "Broker non-votes" are shares with respect to which a bank or brokerage firm does not receive voting instructions from the beneficial holder and does not have or exercise discretionary authority in voting on a proposal.

        Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote your shares in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your brokerage firm or bank).

How may I change my vote?

        If you are a stockholder of record, even if you complete and return a proxy card, you may revoke it at any time before the taking of the vote by taking one of the following actions:

  •
  send written notice of revocation bearing a later date than your proxy card to Paul M. Antinori, our Secretary, at our principal executive office address above;

  •
  send us another signed proxy card with a later date; or

  •
  attend the meeting and vote in person.

        If you own shares in street name, your bank or brokerage firm should provide you with instructions for changing your vote.

What constitutes a quorum?

        In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of at least 26,002,803 shares, representing a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting.

        Shares of common stock present in person or represented by proxy (including broker non-votes and shares that abstain or are withheld, or with respect to which no voting instructions are provided for one or more of the matters to be voted upon) will be counted as present for the purpose of determining whether a quorum exists.

        If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?

  Proposal One—Election of Directors

        Directors will be elected by a plurality of the votes cast by our stockholders entitled to vote on the election. In other words, the three nominees for director receiving the highest number of votes FOR election will be elected as directors, regardless of whether any of those numbers represents a majority of the votes cast.

        You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees.

  Proposal Two—Approval of our Amended and Restated 2004 Stock Incentive Plan

        The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on the matter is needed to approve our amended and restated 2004 stock incentive plan.

  Proposal Three—Ratification of Appointment of Independent Registered Public Accounting Firm

        The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting on the matter is needed to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.

How will votes be counted?

        Each share of common stock is entitled to one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter (1) if the holder of the shares withholds authority to vote for a particular director nominee or nominees or abstains from voting on a particular matter or (2) if the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting on any of the proposals.

How does the board of directors recommend that I vote?

        Our board of directors recommends that you vote:

  •
  FOR proposal one—elect our three nominees to the board of directors;

  •
  FOR proposal two—approve the amended and restated 2004 stock incentive plan; and

  •
  FOR proposal three—ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Will any other business be conducted at the annual meeting?

        Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting has passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter.

Who pays for the solicitation of proxies?

        We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. We have requested brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the shares. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may I submit a proposal for the 2009 annual meeting?

        If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2009 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. We must receive your proposal intended for inclusion in the proxy statement at our principal executive offices, 8 Campus Drive, Parsippany, New Jersey 07054 Attention: Paul M. Antinori, Secretary, no later than January 5, 2009.

        If you wish to present a proposal at the 2009 annual meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must give written notice to us at our principal executive office address noted above. Our by-laws specify the information that must be included in any such notice, including a brief description of the business to be brought before the annual meeting and the name of the stockholder proposing such business. We must receive this notice at least 60 days, but not more than 90 days, prior to May 29, 2009. However, if the date of the 2009 annual meeting is prior to May 9, 2009 or after July 27, 2009, we must receive your notice no earlier than the 90th day prior to the 2009 annual meeting and no later than the close of business on the later of (1) the 60th day prior to the 2009 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. If you fail to provide timely notice of a proposal to be presented at the 2009 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report or notice of Internet availability of proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you call or write us at the following address or phone number: The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054, Attention: Investor Relations, (973) 656-1616. In addition, this proxy statement and our annual report are available at http://ww3.ics.adp.com/streetlink/MDCO. If you would like to receive separate copies of the annual report and proxy statement or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class 2 Directors

        Our board of directors is divided into three classes and currently consists of four class 1 directors (William W. Crouse, T. Scott Johnson, John P. Kelley, and Hiroaki Shigeta), three class 2 directors (Robert J. Hugin, Clive A. Meanwell and Elizabeth H.S. Wyatt) and three class 3 directors (Armin M. Kessler, Robert G. Savage and Melvin K. Spigelman). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of stockholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. The class 1, class 2 and class 3 directors were elected to serve until the annual meeting of stockholders to be held in 2010, 2008 and 2009, respectively, and until their respective successors are elected and qualified.

        Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Robert J. Hugin, Clive A. Meanwell and Elizabeth H.S. Wyatt for election as class 2 directors at the annual meeting. The persons named in the enclosed proxy card will vote to elect each of these nominees as a class 2 director, unless the proxy is marked otherwise. Each class 2 director will be elected to hold office until the 2011 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

        No director or executive officer of ours is related by blood, marriage or adoption to any other director or executive officer of ours. No director or officer of ours, or any employee of any such director or officer, is a party adverse to us or any of our subsidiaries, or has a material interest adverse to us or any of our subsidiaries, in any legal proceeding.

        Our board of directors recommends a vote FOR the election of each of the nominees.

  Director Nominees

        Set forth below are the names of each nominee for class 2 director, the year in which each first became a director, their ages as of April 1, 2008, their positions and offices with us, if any, their principal occupations and business experience for at least the past five years, the names of other public companies for which they serve as a director and education.

ROBERT J. HUGIN
    Age: 53

        Robert J. Hugin has been a director since April 2003. Since May 2006, Mr. Hugin has served as the President and Chief Operating Officer of Celgene Corporation, a biopharmaceutical company focused on cancer and immunological diseases. From June 1999 to May 2006, Mr. Hugin served as the Senior Vice President and Chief Financial Officer of Celgene. From 1985 to 1999, Mr. Hugin held positions with J.P. Morgan & Co. Inc., an investment banking firm, serving most recently as a Managing Director. Mr. Hugin also serves as a director of Celgene Corporation. Mr. Hugin received an A.B. from Princeton University and an M.B.A. from the University of Virginia.

CLIVE A. MEANWELL
    Age: 50

        Clive Meanwell has been a director since 1996. He has served as our Chief Executive Officer since August 2004, and he served as our President from August 2004 to December 2004, as our Executive Chairman from September 2001 to August 2004 and as our Chief Executive Officer and President from 1996 to September 2001. From 1995 to 1996, Dr. Meanwell was a Partner and Managing Director at MPM Capital, L.P., a venture capital firm. From 1986 to 1995, Dr. Meanwell held various positions at Hoffmann-La Roche, Inc., a pharmaceutical company, including Senior Vice President from 1992 to 1995, Vice President from 1991 to 1992 and Director of Product Development from 1986 to 1991. Dr. Meanwell also serves as a director of Endo Pharmaceuticals Holdings Inc. Dr. Meanwell received an M.D. and a Ph.D. from the University of Birmingham, United Kingdom.

ELIZABETH H.S. WYATT
    Age: 60

        Elizabeth H.S. Wyatt has been a director since March 2005. Prior to her retirement in 2000, Ms. Wyatt held several senior positions at Merck & Co., Inc., a pharmaceutical company, over the course of 20 years, including most recently, Vice President, Corporate Licensing. Previously she had been a consultant and academic administrator, responsible for the Harvard Business School's first formal marketing of its executive education programs. She also serves as a director of Ariad Pharmaceuticals, Inc. and the Board of Trustees of Sweet Briar College. Ms. Wyatt received a B.A. from Sweet Briar College, a M.Ed. from Boston University and an M.B.A. from Harvard Business School.

  Other Current Directors

        Set forth below are the names of each of our other current directors, the year in which each first became a director, their ages as of April 1, 2008, their positions and offices with us, if any, their principal occupations and business experience for at least the past five years, the names of other public companies for which they serve as a director and their education.

Directors Whose Terms Expire in 2010 (Class 1 Directors)

WILLIAM W. CROUSE
    Age: 65

        William W. Crouse has been a director since April 2003. Since January 1994, Mr. Crouse has been a Managing Director of HealthCare Ventures, a venture capital firm with a focus on biotechnology companies. From 1987 to 1993, Mr. Crouse served as Worldwide President of Ortho Diagnostic Systems, a subsidiary of Johnson & Johnson that manufactures diagnostic tests for hospitals, and a Vice President of Johnson & Johnson International. Before joining Johnson & Johnson, Mr. Crouse was a Division Director of DuPont Pharmaceuticals Company, a pharmaceutical firm, where he was responsible for international operations and worldwide commercial development activities. Before joining Dupont, he served as President of Revlon Health Care Group's companies in Latin America, Canada, and Asia/Pacific. He also held numerous management positions at E.R. Squibb & Sons, a pharmaceutical company. Mr. Crouse is currently the chairman of the board of directors of Uluru, Inc., a specialty pharmaceutical company, serves as a director of Targanta Therapeutics Corporation and is a member of the Boards of Trustees of Lehigh University and the New York Blood Center. Mr. Crouse received a B.S. in finance and economics from Lehigh University and an M.B.A. from Pace University.

T. SCOTT JOHNSON
    Age: 60

        T. Scott Johnson has been a director since September 1996. Since July 1999, Dr. Johnson has been a partner at JSB Partners, L.P., an investment bank that he founded in 1999, which focuses on mergers and acquisitions, private financings and corporate alliances within the healthcare sector. From September 1991 to July 1999, Dr. Johnson served as a founder and managing director of MPM Capital, L.P., a venture capital firm. Dr. Johnson received both a B.S. in chemistry and mathematics and an M.D. from the University of Alabama.

JOHN P. KELLEY
    Age: 54

        John P. Kelley has been our President and Chief Operating Officer since December 2004 and a director since February 2005. Prior to joining us, Mr. Kelley held a series of positions at Aventis, an international pharmaceutical company. From September 2003 until September 2004, Mr. Kelley served as Senior Vice President, Global Marketing and Medical at Aventis, where he was accountable for worldwide brand management of Aventis' core strategic brands and managed strategic alliances with partner companies. From September 2002 to September 2003, he served as Senior Vice President, Strategic Risk Officer for Aventis, advising the Management Board and Chief Executive Officer. From January 2000 to September 2002, Mr. Kelley served as Vice President, Head of Strategic Development of Aventis where he was responsible for leading the strategic planning process of the pharmaceutical division of Aventis as well as merger and acquisition activity. Prior to the formation of Aventis, he served as a Vice President, Commercial Director, U.S. at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals and agriculture, from March 1998 through December 1999 and Mr. Kelley served as Vice President of Marketing of Hoechst Marion Roussel from 1995 to 1998. Mr. Kelley received a B.S. in biology from Wilkes University and an M.B.A. from Rockhurst University.

HIROAKI SHIGETA
    Age: 64

        Hiroaki Shigeta has been a director since April 2007. Mr. Shigeta served as a consultant to us from July 2006 to December 2007. From January 2005 until June 2006, he served as a consultant to various Japanese pharmaceutical companies. From October 1993 to December 2004, Mr. Shigeta served in a variety of senior management positions with Hoffman-La Roche, Inc. and its affiliates. From January 2003 to December 2004, Mr. Shigeta was the U.S. Head, Far East Relations of Hoffman-La Roche and from June 2002 to April 2003, he was a Member of the Board of Chugai Seiyaku KK, Tokyo, a majority-owned affiliate of Roche Holding of Switzerland. From January 2001 to May 2002, Mr. Shigeta served as Chairman and Representative Director of Nippon Roche KK, a pharmaceutical company and a Japanese affiliate of Roche Holding of Switzerland. From October 1993 to December 2000, Mr. Shigeta was the President and Chief Executive Officer of Nippon Roche KK. Mr. Shigeta received a B.A. in economics from Momoyama Gakuin University in Osaka, Japan and a B.Sc from Haas Business School, University of California at Berkeley.

Directors Whose Terms Expire in 2009 (Class 3 Directors)

ARMIN M. KESSLER
    Age: 70

        Armin M. Kessler has been a director since October 1998. Mr. Kessler joined us after a 35-year career in the pharmaceutical industry, which included senior management positions at Sandoz Pharma Ltd. (now Novartis Pharma AG) in Switzerland, the United States and Japan and, most recently, at Hoffmann-La Roche, in Basel, Switzerland, where he was Chief Operating Officer and

Head of the Pharmaceutical Division until he retired in 1995. Mr. Kessler currently also serves as a director of Gen-Probe Incorporated. Mr. Kessler received degrees in physics and chemistry from the University of Pretoria, a degree in chemical engineering from the University of Cape Town, a law degree from Seton Hall and an honorary doctorate in business administration from the University of Pretoria.

ROBERT G. SAVAGE
    Age: 54

        Robert G. Savage has been a director since April 2003. Since May 2003, Mr. Savage has served as President of Strategic Imagery LLC, a consulting company he owns. From February 2002 to April 2003, Mr. Savage was Group Vice President and President for the General Therapeutics and Inflammation Business of Pharmacia Corporation, a research-based pharmaceutical firm acquired by Pfizer Inc. in April 2003. From September 1996 to January 2002, Mr. Savage held several senior positions with Johnson & Johnson, including Worldwide Chairman for the Pharmaceuticals Group during 2001, Company Group Chairman responsible for the North America pharmaceuticals business from 2000 to 2001, President, Ortho-McNeil Pharmaceuticals from 1998 to 2000 and Vice President Sales & Marketing from 1996 to 1998. Mr. Savage also serves as a director for Noven Pharmaceuticals, EpiCept Corporation and Panacos Pharmaceuticals, Inc. Mr. Savage received a B.S. in biology from Upsala College and an M.B.A. from Rutgers University.

MELVIN K. SPIGELMAN
    Age: 59

        Melvin K. Spigelman has been a director since September 2005. Dr. Spigelman has served as Director of Research and Development for the Global Alliance for TB Drug Development, a non-profit organization which seeks to accelerate the discovery and development of faster-acting and affordable drugs to fight tuberculosis, since June 2003. Before joining the Global Alliance for TB Drug Development, Dr. Spigelman was the President of Hudson-Douglas Ltd, a consulting company, from June 2001 to June 2003. From 2000 to 2001, Dr. Spigelman served as a Vice President, Global Clinical Centers at Knoll Pharmaceuticals, a pharmaceutical unit of BASF Pharma, and from 1992 to 2000, Dr. Spigelman was the Vice President of Research and Development at Knoll. Dr. Spigelman received a B.A. in engineering from Brown University and an M.D. from The Mount Sinai School of Medicine.

Proposal Two: Approval of the Amended and Restated 2004 Stock Incentive Plan

        On April 22, 2008, our board of directors adopted, subject to stockholder approval, amendments to section 4 of our 2004 stock incentive plan as set forth in the amended and restated 2004 stock incentive plan. In this proxy statement, we refer to our 2004 stock incentive plan currently in effect as the 2004 plan and the amended and restated 2004 stock incentive plan as the amended 2004 plan. The proposed amendments to the 2004 plan included in the amended 2004 plan being submitted for your consideration and approval are:

  •
  an increase in the number of shares of common stock authorized for issuance under the plan from 8,800,000 to 11,800,000;

  •
  replacement of the 800,000 share sub-limit on the number of shares underlying restricted stock awards that can be issued under our 2004 plan with a fungible share pool, which provides that each share issued pursuant to a "full-value" award granted after the effective date of the amended 2004 plan will reduce the number of total shares available for issuance under our amended 2004 plan by 1.65 shares. "Full-value" awards consist of restricted stock and other stock unit awards (as defined in our amended 2004 plan); and

  •
  a related change to section 9(a) of the 2004 plan to provide for adjustment of the share counting provisions in the event of changes in our capitalization.

        Our stockholders originally approved the adoption of the 2004 plan in May 2004 and an amendment to the 2004 plan increasing the number of shares authorized for issuance under the 2004 plan in May 2006. As of April 1, 2008, options to purchase 7,492,926 shares of common stock were outstanding under the 2004 plan, options to purchase 535,336 shares of common stock under the 2004 plan had been exercised and 219,970 shares of restricted stock had been granted under the 2004 plan. As a result, we had only 551,768 shares available for future grant under the 2004 plan as of April 1, 2008.

        In addition to the 2004 plan, we maintain a 1998 stock incentive plan, which we refer to in this proxy statement as our 1998 plan, a 2000 outside director stock option plan, which we refer to in this proxy statement as our 2000 director plan, a 2001 non-officer, non-director employee stock incentive plan, which we refer to in this proxy statement as our 2001 plan, and a 2007 equity inducement plan, which we refer to in this proxy statement as our 2007 plan. We cannot grant options or other awards under our 2000 director plan, our 1998 plan or our 2001 plan. Pursuant to its terms, our 2007 plan terminates on the date of our 2008 annual meeting and therefore we cannot grant awards under our 2007 plan after such date. All outstanding awards under our 1998 plan, 2000 director plan, 2001 plan and 2007 plan will remain in effect in accordance with their terms but we plan to grant future awards only under our amended 2004 plan, except for possible grants under the 2007 plan from the date of this proxy statement until the 2008 annual meeting.

        The proposed amendments to our 2004 plan provide that each option or stock appreciation right award granted under the amended 2004 plan will reduce the number of total shares available under the amended 2004 plan by one share, whereas each full-value award grant will reduce the number of total shares available under the amended 2004 plan by 1.65 shares. Under the amended 2004 plan, full-value awards consist of restricted stock and other stock unit awards.

        We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Stock-based equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient's interests with those of our stockholders. We expect our future equity compensation will be significant with the expansion of our sales force and key personnel needs in connection with developing our business infrastructure outside the United States and approval of the acute coronary syndrome (ACS) indication in Europe, and potential expansion in the event of favorable FDA action on our new drug application (NDA) for Cleviprex™ and our supplemental new drug application (sNDA) for label expansion for Angiomax® for ACS. In light of this compensation philosophy and our business strategy, we believe that the number of shares currently available to us for option grants and other stock-based awards under our 2004 plan and our other plans will be insufficient to satisfy our future equity compensation needs. The adoption of a "fungible share" concept provides us with more flexibility to grant different types of awards under our amended 2004 plan while recognizing the increased dilutive effect of full-value awards. Accordingly, our board of directors adopted, subject to stockholder approval, the amended 2004 plan.

        Our board of directors recommends a vote FOR approval of our amended and restated 2004 stock incentive plan.

  Description of the Amended 2004 Plan

        The following is a brief summary of the amended 2004 plan. The following description is only a summary of the material terms of the amended 2004 plan. For more information, we refer you to the full text of the amended 2004 plan, which is included as Appendix I to this proxy statement.

  Types of Awards

        The amended 2004 plan provides for the grant of incentive stock options intended to qualify under Section 422 of Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the code, nonstatutory stock options, restricted stock awards, stock appreciation rights and other stock-based awards, including the grant of shares to be delivered in the future. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award.

        Incentive Stock Options and Nonstatutory Stock Options.    Optionees receive the right to purchase a specified number of shares of our common stock at a specified exercise price and subject to such other terms and conditions as are specified in connection with the option grant. Regardless of whether the option is intended to be an incentive stock option or a nonstatutory stock option, the exercise price for the option will not be less than 100% of the fair market value of our common stock, as determined by, or in a manner approved by, our board of directors. Our board of directors will establish the vesting schedule relating to options, and no option will be granted for a term in excess of ten years. In general, our initial grants to new employees vest over 48 months with 25% of the initial grant vesting 12 months after the employee's start date and the remainder of the option vesting in 36 equal monthly installments. Our grants to existing employees generally vest in 48 equal monthly installments commencing one month after the date of the grant.

        The amended 2004 plan permits the following forms of payment of the exercise price of options: (1) payment by cash or check, (2) except as the board of directors may otherwise provide in an option agreement, payment in connection with a "cashless exercise" through a broker, (3) when certain requirements are satisfied, by surrender of shares of our common stock, (4) to the extent permitted by the board of directors and by applicable law, by delivery of a promissory note or any other lawful consideration or (5) by any combination of the above permitted forms of payment.

        Without the prior approval of our stockholders, we may not engage in any repricing with respect to any option that requires stockholder approval under the rules of The NASDAQ Stock Market or the principal market on which our common stock is then traded. No option granted under the amended 2004 plan will contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of these shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established by our board of directors for the award. Shares of restricted stock awarded under the amended 2004 plan will not vest earlier than the one year anniversary of the date of grant. However, our board of directors may, in extraordinary circumstances, waive our right to repurchase or acquire shares subject to a restricted stock award or remove or modify restrictions applicable to restricted stock awards. Under the terms of the 2004 plan, no more than 800,000 shares of our common stock may be issued in the aggregate pursuant to restricted stock awards or other non-option stock-based awards. In the amended 2004 plan, this limit is removed and replaced with a provision that provides that each share issued under a full-value award after the effective date of the amended 2004 plan will reduce the number of total shares available for issuance under the amended 2004 plan by 1.65 shares.

        Stock Appreciation Rights.    Stock appreciation rights entitle the holder to receive an amount in cash or common stock, or a combination thereof, determined in whole or in part by reference to appreciation, following the date of grant, in the fair market value of our common stock.

        Other Stock-Based Awards.    Under the amended 2004 plan, our board of directors has the right to grant other awards based upon the common stock having such terms and conditions as our board of directors may determine, and awards entitling recipients to receive shares of our common stock to be delivered in the future. We may grant other stock-based awards as payment in the settlement of other awards granted under the amended 2004 plan or as payment in lieu of compensation to which a participant is otherwise entitled. We may pay stock-based awards in shares of common stock or cash, as determined by our board.

  Eligibility to Receive Awards

        Employees, officers, directors, consultants and advisors of us, any of our parents or subsidiaries or any other business venture in which we have a controlling interest, and any individuals who have accepted an offer for employment from us, any of our parents or subsidiaries or any other business venture in which we have a controlling interest, are eligible to be granted awards under the amended 2004 plan. We may grant incentive stock options only to our employees. The maximum number of shares with respect to which awards may be granted to any participant under the amended 2004 plan is 500,000 shares per calendar year.

        As of April 1, 2008, approximately 329 persons were eligible to receive awards under the 2004 plan, including our seven executive officers and eight non-employee directors.

  Plan Benefits under the Amended 2004 Plan

        The granting of awards under the amended 2004 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group, except for the automatic stock option grants to our non-employee directors.

        Our board has established a director equity compensation program under the 2004 plan for non-employee directors, which will be continued under the amended 2004 plan. Under the program, we grant each non-employee director:

  •
  a nonstatutory stock option to purchase 25,000 shares of our common stock on the date of his or her initial election to the board of directors;

  •
  a nonstatutory stock option to purchase 7,500 shares of our common stock on the date of each annual meeting of our stockholders, except if such non-employee director was initially elected to the board of directors at any such annual meeting; and

  •
  3,750 shares of restricted stock on the date of each annual meeting of our stockholders, except if such non-employee director was initially elected to the board of directors at any such annual meeting.

        We grant our lead director an additional nonstatutory stock option to purchase 5,000 shares of our common stock on the date of each annual meeting of our stockholders.

        The initial stock option to purchase 25,000 shares vests in 36 equal monthly installments beginning on the date one month after the date of grant. The annual meeting options vest in 12 equal monthly installments beginning on the date one month after the date of grant. All vested options are exercisable at any time prior to the first anniversary of the date the director ceases to be a director. The restricted stock granted to our non-employee directors vests in full upon the first anniversary of the grant date.

        To date, we have granted the following options under the 2004 plan to the individuals and groups listed below. In all cases, the securities underlying such options are shares of our common stock. In each case, the options have a term of ten years and were granted at an exercise price equal to the fair market value of our common stock on the date of grant.

Name and Position	Weighted Average Exercise Price	Number of Shares
Clive A. Meanwell Chairman and Chief Executive Officer; Director Nominee	$22.31	550,920
Glenn P. Sblendorio Executive Vice President and Chief Financial Officer	$20.71	314,495
John P. Kelley President and Chief Operating Officer	$21.43	658,810
Catharine S. Newberry Senior Vice President, Human Resources and Chief Human Strategy Officer	$20.66	156,390
Paul M. Antinori Senior Vice President and General Counsel	$22.94	257,690
Robert J. Hugin Director Nominee	$23.03	50,000
Elizabeth H.S. Wyatt Director Nominee	$20.89	57,500
All current executive officers, as a group	$21.73	2,218,010
All current directors who are not executive officers, as a group	$22.42	385,514	(1)
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options	—	—
All employees, including all current officers who are not executive officers, as a group	$23.13	6,646,719

(1)
Under the director equity compensation program under the 2004 plan, we will grant each non-employee director nonstatutory stock options under the amended 2004 plan, as described above.

        On April 23, 2008, the last reported sale price of our common stock on the NASDAQ Global Select Market was $18.80 per share.

  Administration

        Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the amended 2004 plan and to interpret the provisions of the amended 2004 plan. Pursuant to the terms of the 2004 plan, our board of directors delegated its authority under the 2004 plan to its compensation committee. This delegation will continue under the amended 2004 plan. Accordingly, the compensation committee, consisting of independent directors, administered the 2004 plan and will administer the amended 2004 plan, including granting options and other awards under the amended 2004 plan. In addition, pursuant to the terms of the 2004 plan, our board of directors delegated to our "officers," as defined under the Securities Exchange Act of 1934, limited authority to grant stock options to employees without further action by our board of directors or its compensation committee. This delegation will continue under the amended 2004 plan. None of our officers is, however, authorized to grant options:

  •
  unless such options have the same terms as set forth in our standard forms of stock option agreement;

  •
  unless the exercise price of such options is equal to the closing price of the common stock on the date of grant;

  •
  to himself or herself or to any other executive officer, vice president, director or to any person designated by our board of directors or its compensation committee;

  •
  with respect to more than 1,200,000 shares of our common stock in the aggregate by all such officers; and

  •
  to any person in an amount that would result in the person having been granted options to purchase more than 75,000 shares of our common stock in aggregate under all of our stock option plans.

In addition, the officers must maintain a list of the options granted pursuant to this delegated authority and shall report to the compensation committee regarding the options granted, at such times and in such form as the compensation committee may from time to time request. The delegation of authority to officers is intended to avoid the expense and administrative burden of convening a meeting of the compensation committee in connection with stock option grants to newly hired employees and promoted employees.

        Except as noted above, the compensation committee will generally select the recipients of awards and, subject to the terms of the amended 2004 plan, determine:

  •
  the number of shares of common stock covered by options and the dates upon which such options become exercisable;

  •
  the exercise price of options (which may not be less than 100% of the fair market value of our common stock on the date of grant);

  •
  the duration of options (which may not be longer than 10 years); and

  •
  the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

        If any award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or results in any common stock not being issued, the unused common stock covered by such award shall again be available for the grant of awards under our amended 2004 plan in proportion to the number of shares by which the total shares available for issuance was originally reduced at the time of grant or issuance, subject, however, in the case of incentive stock options, to any limitations under the code.

  Effect of Reorganization Events or a Change in Control

        Our board of directors is required to make appropriate adjustments in connection with the amended 2004 plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The amended 2004 plan also contains provisions addressing the consequences of any reorganization event, which is defined as:

  •
  any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property;

  •
  any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction; or

  •
  our liquidation or dissolution.

        Upon the occurrence of a reorganization event, all outstanding options will be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, in the event of our liquidation or dissolution or in the event of a reorganization event under which our stockholders will receive a cash payment for their shares of our common stock, then our board of directors must either accelerate the options to make them fully exercisable prior to consummation of the reorganization event or provide for a cash out of the value of any outstanding options. Upon the occurrence of a reorganization event, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation. Our board of directors will specify the effect of a reorganization event on any stock appreciation right or other stock-based award at the time the award is granted.

        In addition, upon the occurrence of a change in control, as defined in the amended 2004 plan, each option will become immediately exercisable in full and each restricted stock award will become free of all conditions and restrictions if, on or prior to the first anniversary of the date of the change in control event, a termination event, as defined in the amended 2004 plan, occurs, except to the extent specifically provided to the contrary in the instrument evidencing the option or restricted stock award or any other agreement between the equity holder and us, including our severance agreements with certain of our officers. See "Information About our Executive Officers—Potential Payments Upon Termination or Change of Control." A termination event would occur, among other circumstances, if a plan participant's employment is terminated without cause or as a result of the participant's death or disability or is terminated by the participant due to a change of more than 30 miles in the participant's principal business location, a material reduction in the participant's salary or a material reduction in the participant's responsibilities without cause.

  Amendment or Termination

        No award may be made under the amended 2004 plan after April 2014, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the amended 2004 plan, except that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

  Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the amended 2004 plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards are exempt from, or comply with Section 409A of the code relating to nonqualified deferred compensation.

        Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or any corporate parent or any one of our 50% or more owned corporate subsidiaries at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Restricted Stock.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Stock Appreciation Rights.    A participant will not have taxable income upon the grant of a stock appreciation right. A participant generally will generally recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the 2004 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

        Tax Consequences to Us.    There will be no tax consequences to us, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the code.

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

        Our audit committee, consisting of independent members of our board of directors, has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008, subject to ratification by our stockholders at the annual meeting. Ernst &

Young LLP has been our independent registered public accounting firm since our inception in 1996. If this proposal is not approved at the meeting, our audit committee will reconsider this appointment.

        We expect representatives of Ernst & Young LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

        Our board of directors recommends a vote FOR this proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

        The following table sets forth the fees billed to us for the fiscal years ended December 31, 2007 and December 31, 2006 by Ernst & Young LLP:

Fee Category	2007	2006
Audit Fees(1)	$820,850	$780,511
Audit-Related Fees(2)	75,000	4,500
Tax Fees(3)	2,000	6,300
All Other Fees	—	—

Total Fees	$897,850	$791,311

    (1)
    Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

    (2)
    Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and which are not reported under "Audit Fees." Accounting consultations accounted for all of the audit-related fees in 2007 and 2006.

    (3)
    Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax advice accounted for all tax fees in 2007. Tax compliance services, which relate to preparation of original and amended tax returns, accounted for all of the tax fees in 2006.

        The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

        From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        From time to time, the audit committee may delegate pre-approval authority to a committee member for specified types of services. Any such pre-approval must be reported to the committee at its next scheduled meeting. We did not approve any services provided to us by Ernst & Young LLP in 2007 or 2006 using the "de minimis" exception under the Securities and Exchange Commission (SEC) rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The audit committee reviewed The Medicines Company's audited financial statements for the year ended December 31, 2007 and discussed these financial statements with the company's management and Ernst & Young LLP, The Medicines Company's independent registered public accounting firm. The Medicines Company's management is primarily responsible for the financial reporting process, including maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Medicines Company's independent registered public accounting firm is responsible for performing an independent audit of, and issuing a report on, those financial statements and the effectiveness of internal control over our financial reporting. The audit committee is responsible for providing independent, objective oversight of these processes. The audit committee's duties and responsibilities do not include conducting audits or accounting reviews.

        The audit committee also reviewed and discussed the matters required by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU Section 308) (Communication with Audit Committees) with Ernst & Young LLP. This Statement requires Ernst & Young LLP to discuss with The Medicines Company's audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Ernst & Young LLP provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires registered public accounting firms annually to disclose in writing all relationships that in the registered public accounting firm's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the audit committee discussed with Ernst & Young LLP its independence from The Medicines Company.

        Based on its review of the audited financial statements, discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm including those described above, the audit committee recommended to the board of directors that the audited financial statements be included in The Medicines Company's annual report on Form 10-K for the year ended December 31, 2007.

        By the Audit Committee of the Board of Directors

    Robert J. Hugin (Chair)
    T. Scott Johnson
    Elizabeth H.S. Wyatt

PRINCIPAL STOCKHOLDERS

        The following table presents information we know regarding the beneficial ownership of our common stock as of April 1, 2008 for each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for each of our directors and named executive officers and for our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of April 1, 2008 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Percentage beneficially owned is calculated using 52,002,471 shares of common stock outstanding as of April 1, 2008.

        Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o The Medicines Company, 8 Campus Drive, Parsippany, New Jersey 07054.

Beneficial Owner:	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Named Executive Officers
Clive A. Meanwell(1)	1,002,374	1.9%
Glenn P. Sblendorio(2)	154,494	*
John P. Kelley(3)	363,594	*
Catharine S. Newberry(4)	71,805	*
Paul M. Antinori(5)	163,415	*
Non-Employee Directors
William W. Crouse(6)	86,250	*
Robert J. Hugin(7)	86,250	*
T. Scott Johnson(8)	105,533	*
Armin M. Kessler(9)	168,935	*
Robert G. Savage(10)	94,264	*
Hiroaki Shigeta(11)	18,472	*
Melvin K. Spigelman(12)	44,028	*
Elizabeth H.S. Wyatt(13)	61,250	*
5% Stockholders
Wellington Management Company, LLP(14)	7,065,383	13.65%
D.E. Shaw & Co, L.P.(15)	5,122,375	9.9%
Federated Investors, Inc.(16)	3,004,850	5.8%
Lord, Abbett & Co. LLC(17)	2,839,375	5.48%
Farallon Capital Partners, L.P.(18).	2,797,800	5.4%
Deerfield Capital, L.P.(19)	2,737,771	5.28%
All current directors and executive officers as a group (15 persons)(20)	2,503,323	4.7%

    *
    Represents beneficial ownership of less than 1%.

    (1)
    Includes options to purchase 782,974 shares.

    (2)
    Includes options to purchase 105,176 shares.

    (3)
    Includes options to purchase 329,874 shares.

    (4)
    Includes options to purchase 66,025 shares.

    (5)
    Includes options to purchase 156,345 shares.

    (6)
    Includes options to purchase 82,500 shares.

    (7)
    Includes options to purchase 64,167 shares.

    (8)
    Includes 5,000 shares held by Dr. Johnson as trustee and options held by Dr. Johnson to purchase 77,500 shares.

    (9)
    Includes 3,000 shares held by Dr. Kessler's wife and options held by Dr. Kessler to purchase 77,500 shares.

    (10)
    Includes options to purchase 90,514 shares.

    (11)
    Includes options to purchase 14,722 shares.

    (12)
    Includes options to purchase 40,278 shares.

    (13)
    Includes options to purchase 57,500 shares.

    (14)
    Includes shares owned by various investors for which Wellington Management Company, LLP serves as investment advisor with shared power to direct investments and/or to vote the shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. This information is based on a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2008.

    (15)
    Consists of 5,122,130 shares beneficially owned by D. E. Shaw Valence Portfolios, L.L.C., 245 shares beneficially owned by D. E. Shaw & Co., L.L.C. (this is composed of 245 shares in the name of D. E. Shaw Synoptic Portfolios 2, L.L.C.), 5,122,375 beneficially owned by D. E. Shaw & Co., L.P. (this is composed of (i) 5,122,130 shares in the name of D. E. Shaw Valence Portfolios, L.L.C. and (ii) 245 shares in the name of D. E. Shaw Synoptic Portfolios 2, L.L.C.), and 5,122,375 shares beneficially owned by David E. Shaw (this is composed of (i) 5,122,130 shares in the name of D. E. Shaw Valence Portfolios, L.L.C. and (ii) 245 shares in the name of D. E. Shaw Synoptic Portfolios 2, L.L.C.). David E. Shaw does not own any shares directly. By virtue of David E. Shaw's position as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., which in turn is the investment adviser and managing member of D. E. Shaw Valence Portfolios, L.L.C. and the investment adviser of D. E. Shaw Synoptic Portfolios 2, L.L.C., and by virtue of David E. Shaw's position as President and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of D. E. Shaw & Co., L.L.C., which in turn is the managing member of D. E. Shaw Synoptic Portfolios 2, L.L.C., David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 5,122,375 shares as described above constituting 9.9% of the outstanding shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of such shares. David E. Shaw disclaims beneficial ownership of such 5,122,375 shares. The business address for these entities and for Shaw is 120 W. 45th Street, Tower 45, 39th Floor, New York, NY 10036. This information is based on a Schedule 13G filed with the SEC on January 11, 2008.

    (16)
    Federated Investors, Inc. (the "Parent") is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment

      Management Corp. (the "Investment Advisers"), which act as investment advisers to registered investment companies and separate accounts that own the shares. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of the Parent. All of the Parent's outstanding voting stock is held in a Voting Shares Irrevocable Trust (the "Trust") for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the "Trustees"). The Trustees have shared voting and dispositive control over these shares. Each of the Trustees, the Parent and the Trust expressly disclaim beneficial ownership of the shares. The address for these entities is Federated Investors Tower, Pittsburgh, PA 15222-3779. This information is based on a Schedule 13G/A filed with the SEC on February 13, 2008.

    (17)
    The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302. This information is based on a Schedule 13G filed with the SEC on February 14, 2008.

    (18)
    Includes (a) 1,481,217 shares held by (i) Farallon Capital Partners, L.P., (ii) Farallon Capital Institutional Partners, L.P., (iii) Farallon Capital Institutional Partners II, L.P., (iv) Farallon Capital Institutional Partners III, L.P., (v) Tinicum Partners, L.P., and (vi) Farallon Capital Offshore Investors II, L.P. (collectively, the "Farallon Funds") and (b) 1,316,583 shares held by Farallon Capital Management, L.L.C. (the "Management Company"), with respect to the shares held by a certain account managed by the Management Company (the "Managed Account"). The shares reported hereby for the Farallon Funds are owned directly by the Farallon Funds and those reported by the Management Company on behalf of the Managed Account are owned directly by the Managed Account. Farallon Partners, L.L.C., as general partner to the Farallon Funds (the "Farallon General Partner"), may be deemed to be the beneficial owner of all such shares owned by the Farallon Funds. The Management Company, as investment adviser to the Managed Account, may be deemed to be the beneficial owner of all such shares owned by the Managed Account. William F. Duhamel, Richard B. Fried, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Derek C. Schrier, Andrew J. M. Spokes, Thomas F. Steyer, and Mark C. Wehrly (collectively, the "Farallon Individual Reporting Persons"), as managing members of both the Farallon General Partner and the Management Company with the power to exercise investment discretion, may each be deemed to be the beneficial owner of all such shares owned by the Farallon Funds and the Managed Account. Each of the Management Company, the Farallon General Partner and the Farallon Individual Reporting Persons hereby disclaims any beneficial ownership of any such shares. The address for these entities is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111. This information is based on a Schedule 13G/A filed with the SEC on January 30, 2008.

    (19)
    Includes 971,909 shares beneficially owned by Deerfield Capital, LP; 971,909 shares beneficially owned by Deerfield Partners, LP; 1,765,862 shares beneficially owned by Deerfield Management Company, L.P.; and all 2,737,771 shares beneficially owned by James E. Flynn, the managing member and a control person of the foregoing entities. The address of Deerfield Capital, LP is 780 Third Avenue, 37th Floor, New York, NY 10017. This information is based on a Schedule 13G filed with the SEC on February 14, 2008.

    (20)
    Includes options to purchase an aggregate of 2,027,734 shares.

INFORMATION ABOUT CORPORATE GOVERNANCE

Corporate Governance

        We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. In assessing and implementing our corporate governance practices, we have been mindful of the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the listing standards of The NASDAQ Stock Market. We expect to continue to review and, when appropriate, further strengthen our corporate governance procedures in the future.

        We describe below our corporate governance structure and the key corporate governance practices that we have adopted.

Board of Directors

        Our board of directors is responsible for establishing our broad corporate policies and overseeing the management of the company. Our chief executive officer, our president and chief operating officer and our other executive officers are responsible for our day-to-day operations. Our board evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board also evaluates and elects our executive officers.

        Our board of directors met 12 times during 2007, including regular, special and telephonic meetings. Each director who served as a director during 2007 attended at least 75% of the aggregate of: (1) the total number of board meetings held during the period of 2007 during which he or she was a director and (2) the total number of meetings held by all board committees on which he or she served during the period of 2007 during which he or she was a member of such committees.

Board Independence

        Under the rules of The NASDAQ Stock Market, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors has determined that none of our directors, except Clive Meanwell and John Kelley, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of The NASDAQ Stock Market Marketplace Rules. Dr. Meanwell and Mr. Kelley are both employees and are therefore not independent. Prior to this year, Hiroaki Shigeta was deemed not to be independent by our board of directors due to his relationship as one of our consultants. In December 2007, Mr. Shigeta's consulting agreement with us expired and as a result, in February 2008, our board of directors determined that Mr. Shigeta is independent. Only independent directors serve on our standing board committees.

        Robert Savage has been the lead director of the board of directors since October 2006. As the lead director, Mr. Savage is responsible for:

  •
  chairing any meeting of the independent directors in executive session;

  •
  working with the chairman of the board in preparation of the agenda for each meeting of the board of directors and in determining the need for special meetings of our board of directors;

  •
  consulting with the chairman of the board and chief executive officer on matters relating to corporate governance and board performance;

  •
  facilitating communications between other members of our board of directors and our chairman of the board and chief executive officer; and

  •
  meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee.

        Under our corporate governance guidelines, our board of directors is obligated to review this appointment annually.

Board Committees

        Our board of directors has a standing audit committee, compensation committee and nominating and corporate governance committee. The members of these committees are as follows:

Audit	Compensation	Nominating and Corporate Governance
Robert J. Hugin (Chair)	Robert G. Savage (Chair)	William W. Crouse (Chair)
T. Scott Johnson	Armin M. Kessler	Hiroaki Shigeta
Elizabeth H.S. Wyatt	Elizabeth H.S. Wyatt	Melvin K. Spigelman

        Each of the audit committee, compensation committee and nominating and corporate governance committee operates under a charter and each such committee reviews its respective charters at least annually. A current copy of the charters of the audit committee, the compensation committee, and the nominating and corporate governance committee is posted on the corporate governance section of "Investor Relations" on our website, www.themedicinescompany.com.

        Our board of directors also has a standing finance committee and strategic advisory committee that meet from time to time as necessary or appropriate. The finance committee met two times during 2007 and the strategic advisory committee met four times during 2007.

  Audit Committee

        Our audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the audit committee report (which is included on page 17 of this proxy statement) required by the SEC.

        Our board of directors has determined that all of the audit committee members are independent as defined under the rules of The NASDAQ Stock Market, including the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

        Our board of directors has also determined that Robert J. Hugin qualifies as an audit committee financial expert. In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the listing standards of The NASDAQ Stock Market, our board considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with reporting companies. Mr. Hugin, like all members of our audit committee, is an independent director as defined under the rules of The NASDAQ Stock Market, including the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

        The audit committee met seven times during 2007, including regular, special and telephonic meetings.

  Compensation Committee

        Our compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and our other executive officers;

  •
  overseeing the evaluations of our senior executives;

  •
  determining the compensation of our chief executive officer;

  •
  reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

  •
  reviewing and making recommendations to the board relating to management succession planning;

  •
  overseeing and administering our cash and equity incentive plans; and

  •
  reviewing and making recommendations to the board with respect to director compensation.

        The compensation committee met 13 times during 2007, including regular, special and telephonic meetings.

        Information concerning the compensation committee's processes and procedures regarding director compensation is set forth under "Compensation of Directors" in this proxy statement. Information concerning the compensation committee's processes and procedures regarding compensation for our named executive officers is set forth under "Compensation Discussion and Analysis" in this proxy statement.

        Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 plan, and to interpret the provisions of the 2004 plan. Pursuant to the terms of the 2004 plan, our board of directors has delegated its authority under the 2004 plan to its compensation committee. Accordingly, the compensation committee administers the 2004 plan, including granting options and other awards under the 2004 plan. In addition, pursuant to the terms of the 2004 plan, our board of directors has delegated to our officers limited authority to grant stock options to employees without further action by our board of directors or the compensation committee. Our officers are not, however, authorized to grant options:

  •
  with terms differing from the terms set forth in our standard forms of stock option agreement;

  •
  unless the exercise price of such options is equal to the closing price of the common stock on the date of grant;

  •
  to themselves, to any other executive officer, to certain vice presidents, to members of the board of directors or to any person designated by our board of directors or the compensation committee;

  •
  with respect to more than 1,200,000 shares of our common stock in the aggregate; or

  •
  to any person in an amount that would result in the person having been granted options to purchase more than 75,000 shares of our common stock under any of our stock option plans.

        In addition, the officers must maintain a list of the options granted pursuant to the delegated authority and report to the compensation committee regarding the options granted, at such times and in such form as the compensation committee may from time to time request. The delegation of authority to the officers is intended to avoid the expense and administrative burden of convening a meeting of the compensation committee in connection with stock option grants to newly hired employees and promoted employees.

        Except as noted above, the compensation committee generally selects the recipients of awards and, subject to the terms of the 2004 plan, determines:

  •
  the number of shares of common stock covered by options and the dates upon which such options become exercisable;

  •
  the exercise price of options (which, in accordance with the 2004 plan, may not be less than 100% of the fair market value of our common stock on the date of grant);

  •
  the duration of options (which, in accordance with the 2004 plan, may not be longer than 10 years); and

  •
  the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including issue price, conditions for repurchase and repurchase price.

        During 2007, none of the members of our compensation committee was a current or former employee and none had any related person transaction involving us required to be reported under Item 404(a) of Regulation S-K.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee identifies individuals qualified to become board members and recommends to the board the persons to be nominated by the board for election as directors at the annual meeting of stockholders. In addition, the nominating and corporate governance committee oversees the evaluation of the board of directors and develops corporate governance principles. Our board of directors has adopted a series of corporate governance guidelines to assist the board in the exercise of its duties and responsibilities, which is posted on the corporate governance section of "Investor Relations" on our website, www.themedicinescompany.com.

        The nominating and corporate governance committee met two times in 2007, including regular, special and telephonic meetings.

Director Candidates and Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

        The nominating and corporate governance committee evaluates director candidates based upon a number of criteria including:

  •
  reputation for integrity, honesty and high ethical standards;

  •
  demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process;

  •
  commitment to understanding our business and our industry;

  •
  adequate time to attend and participate in meetings of the board of directors and its committees;

  •
  ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders;

  •
  demonstrated experience or skill set in particular management disciplines that complements, in the opinion of the members of the nominating and corporate governance committee, the existing members of the board of directors to provide a desirable balance; and

  •
  such other attributes, including independence, that satisfy requirements imposed by the SEC and The NASDAQ Stock Market.

        The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholder Nominees

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be forwarded to the nominating and corporate governance committee in writing at our executive offices at 8 Campus Drive, Parsippany, New Jersey 07054 Attention: Paul M. Antinori, Secretary and should include the following information:

  •
  all information relating to such candidate that is required to be disclosed pursuant to Regulation 14A of the Securities Exchange Act of 1934, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

  •
  any information reasonably necessary to determine whether the candidate is qualified to serve on our audit committee;

  •
  the number of shares of our stock beneficially owned by such candidate, if any;

  •
  as to the stockholder proposing the candidate:

  •
  such stockholder's name and address;

  •
  the number of shares of our common stock beneficially owned by such stockholder;

  •
  a description of all arrangements and understandings between each stockholder and the candidate and any other person relating to the proposal to nominate the candidate; and

  •
  a representation that such stockholder intends to appear in person or by proxy to nominate the person proposed.

        Assuming that appropriate biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

        Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board, by following the procedures set forth under "Information About The Annual Meeting—How and when may I submit a proposal for the 2009 annual meeting?" in this proxy statement. Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws will not be included in our proxy card for the next annual meeting.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics applicable to all of our directors and employees, including our principal executive officer, our principal financial officer and our controller. The code of business conduct and ethics is available on the corporate governance section of "Investor Relations" on our website, www.themedicinescompany.com.

        Any waiver of the code of business conduct and ethics for directors or executive officers, or any amendment to the code that applies to directors or executive officers, may only be made by the board of directors. We intend to post on our website, at the address and location specified above, all disclosures that are required by law or The NASDAQ Stock Market listing standards concerning an amendment to, or waiver from, a provision of this code of ethics. To date, no such waivers have been requested or granted.

Stockholder Communications with the Board of Directors

        Any stockholder may contact the board of directors or a specified individual director by writing to the attention of the board of directors or a specified individual director and sending such communication to our executive offices at 8 Campus Drive, Parsippany, New Jersey 07054 Attention: Paul M. Antinori, Secretary. Each communication from a stockholder should include the following information in order to permit stockholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

  •
  the name, mailing address and telephone number of the stockholder sending the communication;

  •
  the number of shares held by the stockholder; and

  •
  if the stockholder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the stockholder.

        Our Secretary will forward all appropriate communications to the board of directors or individual members of the board of directors as specified in the communication.

Director Attendance at the Annual Meeting

        As set forth in our corporate governance guidelines, all directors are expected to attend the annual meeting of stockholders. Eight of our directors attended the annual meeting of stockholders in 2007.

Compensation of Directors

  Compensation Program

        We review the level of compensation of our non-employee directors every two years. To determine the appropriate level of compensation for our non-employee directors, our compensation committee has historically obtained data from a number of different sources including:

  •
  publicly available data describing director compensation in peer companies; and

  •
  information obtained directly from other companies.

        Our compensation program for non-employee directors consists of a cash component, which includes an annual retainer and meeting and committee fees and is paid on a quarterly basis, and an equity component, which includes stock option grant awards and restricted stock awards. Each of these components is shown in the table below. We do not pay directors who are also our employees any additional compensation for serving on our board.

        In March 2007, our compensation committee reviewed our board compensation program and recommended modifications to this program to our board of directors. On April 17, 2007, our board of directors, based upon the recommendation of our compensation committee, approved modifications to the cash and equity portions of the compensation program. In evaluating these changes, the committee relied on data from the Radford Survey + Consulting, an AON Consulting Company, and sought to align board cash compensation at or near the 50th percentile of cash compensation paid to directors at companies included in the data from Radford and board equity compensation with a value at or near the 75th percentile of the value of equity compensation paid to directors at the companies included in the data from Radford.

Cash Compensation

        The following table describes the cash compensation for each non-employee director from January 1, 2007 through April 17, 2007, as well as the current cash compensation. The cash compensation is payable on a quarterly basis.

Type of Fee	January 1, 2007 through April 17, 2007	Current
Annual retainer	$25,000	$25,000
Additional annual retainer for lead director	$10,000	$10,000
Attendance for each board meeting attended in person	$3,000	$3,000
Attendance for each board meeting attended by telephone	$500	$1,000
Additional annual retainer for chairman of audit committee	$8,000	$12,000
Additional annual retainer for chairman of nominating and corporate governance committee	$4,000	$6,000
Additional annual retainer for chairman of compensation committee	$4,000	$9,000
Annual retainer for committee members
Audit committee	N/A	$4,000
Compensation committee	N/A	$3,000
Nominating and corporate governance committee	N/A	$2,000
Attendance for each committee meeting attended in person, including the finance committee and strategic advisory committee	$1,500	$1,500
Attendance for each committee meeting attended by telephone, including the finance committee and strategic advisory committee	$500	$500

        In addition, directors are reimbursed for travel and out-of-pocket expenses in connection with their attendance at board meetings.

Equity Compensation

        Each non-employee director is eligible to receive stock options and shares of restricted stock under our 2004 plan. The following table describes the initial equity compensation for each non-employee director from January 1, 2007 through April 17, 2007, as well as the current initial and annual equity compensation for each non-employee director and the additional equity compensation to our lead director:

Type of Grant	Number of Options	Number of Restricted Shares	Grant Date	Vesting Schedule
Initial Equity Grant (January 1, 2007 through April 17, 2007)	20,000	—	The date the director is initially elected to the board	36 equal monthly installments beginning on the date one month after the grant date
Current Initial Equity Grant	25,000	—	The date the director is initially elected to the board	36 equal monthly installments beginning on the date one month after the grant date
Current Annual Equity Grant	7,500	3,750	The date of the annual meeting of stockholders	Stock options vest in 12 equal monthly installments beginning on the date one month after the grant date Restricted stock vests in one installment 12 months after the grant date
Current Additional Annual Equity Grant to our Lead Director	5,000	—	The date of the annual meeting of stockholders	Stock options vest in 12 equal monthly installments beginning on the date one month after the grant date

        These options have an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant and have a ten-year term. All vested options will be exercisable at any time prior to the first anniversary of the date the director ceases to be a director and all unvested options will be forfeited.

        The following table shows the compensation for fiscal 2007 for each non-employee director that served as a director during 2007.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)		Total ($)
William W. Crouse	$52,500	(3)	$44,381	$79,898		—		$176,779
Robert J. Hugin	$51,500	(4)	$44,381	$79,898		—		$175,779
T. Scott Johnson	$54,000	(5)	$44,381	$74,668		—		$173,049
Armin M. Kessler	$56,250	(6)	$44,381	$74,668		—		$175,299
Robert G. Savage	$74,750	(7)	$44,381	$133,778	(11)	—		$252,909
Hiroaki Shigeta	$33,250	(8)	$44,381	$202,981	(12)	$8,120	(13)	$288,732
Melvin K. Spigelman	$47,000	(9)	$44,381	$74,668		—		$166,049
Elizabeth H.S. Wyatt	$62,250	(10)	$44,381	$74,668		—		$181,299

(1)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004), "Share-Based Payment" (FAS 123(R)), excluding any adjustments for forfeitures relating to service-based vesting conditions. The grant date fair value of the award granted to each non-employee director on the date of our 2007 annual meeting of stockholders was $73,500. See Note 2 to our notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 29, 2008 for a discussion of all assumptions we made in determining the FAS 123(R) values of equity awards. At December 31, 2007, each of our non-employee directors held 3,750 shares of restricted stock. All such shares were unvested at December 31, 2007.

(2)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with FAS 123(R), excluding any adjustments for forfeitures relating to service-based vesting conditions. The grant date fair value of the award granted to each non-employee director on the date of our 2007 annual meeting of stockholders was $71,439. See Note 2 to our notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 29, 2008 for a discussion of all assumptions we made in determining the FAS 123(R) values of equity awards. At December 31, 2007, the total number of shares subject to options held by each of our non-employee directors was: Mr. Crouse, 82,500; Mr. Hugin, 64,167; Mr. Johnson, 77,500; Mr. Kessler, 77,500; Mr. Savage, 90,514; Mr. Shigeta, 27,500; Mr. Spigelman, 42,500 and Ms. Wyatt, 57,500.

(3)
Mr. Crouse is chairman of the nominating and corporate governance committee and a member of the strategic advisory committee and finance committee. This amount includes the annual board and nominating and corporate governance committee retainers, the nominating and corporate governance committee chair annual retainer and fees paid for attendance at four board meetings in person, seven board meetings by telephone, one committee meeting in person and six committee meetings by telephone.

(4)
Mr. Hugin is the chairman of the audit committee and a member of the finance committee. This amount includes the annual board and audit committee retainers, the audit committee chair annual retainer and fees paid for attendance at two board meetings in person, six board meetings by telephone, one committee meeting in person and seven committee meetings by telephone.

(5)
Dr. Johnson is a member of the audit committee, strategic advisory committee and finance committee. This amount includes the annual board and audit committee retainers and fees paid for attendance at four board meetings in person, eight board meetings by telephone, one committee meeting in person and twelve committee meetings by telephone.

(6)
Mr. Kessler is a member of the compensation committee. This amount includes the annual board and compensation committee retainers and fees paid for attendance at four board meetings in person, eight board meetings by telephone, three committee meetings in person and ten committee meetings by telephone.

(7)
Mr. Savage is the lead director of our board of directors, the chairman of the compensation committee and a member of the strategic advisory committee and finance committee. This amount includes the annual board and compensation committee retainers, the annual retainer for his role as lead director, the committee chair annual retainer and fees paid for attendance at four board meetings in person, eight board meetings by telephone, three committee meeting in person and sixteen committee meetings by telephone.

(8)
Mr. Shigeta joined our board of directors in April 2007. Mr. Shigeta is a member of the nominating and corporate governance committee. This amount includes the pro rated annual board and nominating and corporate governance committee retainers and fees paid for attendance at two board meetings in person, seven board meetings by telephone, one committee meeting in person and one committee meeting by telephone.

(9)
Dr. Spigelman is a member of the nominating and corporate governance committee and strategic advisory committee. This amount includes the annual board and pro rata nominating and corporate governance committee retainers and fees paid for attendance at four board meetings in person, eight board meetings by telephone, one committee meeting in person and three committee meetings by telephone.

(10)
Ms. Wyatt is a member of the audit committee and the compensation committee. This amount includes the annual board, audit committee and compensation committee retainers and fees paid for attendance at four board meetings in person, seven board meetings by telephone, four committee meetings in person and sixteen committee meetings by telephone.

(11)
As the lead director, Mr. Savage is awarded an annual additional stock option grant of 5,000 shares of our common stock on the date of our annual meeting of stockholders. The grant date fair value of this award to Mr. Savage was $47,626.

(12)
Mr. Shigeta received a stock option grant of 20,000 shares upon election to the board of directors. The grant date fair value of the award granted to Mr. Shigeta on the date of his election in 2007 was $252,847.

(13)
Mr. Shigeta was a party to a consulting agreement with us under which he agreed to provide consulting and advisory services, including assisting with a business development strategy in the Japanese market for our products, researching and advising on pharmaceutical product acquisitions and seeking potential business partners for product acquisitions. During the term of the consulting agreement which expired in December 2007, Mr. Shigeta received consulting fees of $437.50 per hour, up to a maximum of $3,500.00 per day. Mr. Shigeta agreed to perform the first 56 hours of services under the consulting agreement without charge. The term of the consulting agreement covered services rendered between January 1, 2007 and December 31, 2007.

Certain Related-Party Transactions

        In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving the terms and conditions of all related party transactions. There were no related party transactions since January 1, 2007 with a value in excess of $120,000.

Compensation Committee Report

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

        By the Compensation Committee of the Board of Directors

    Robert G. Savage (Chair)
    Armin M. Kessler
    Elizabeth H.S. Wyatt

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves all compensation decisions relating to our named executive officers, as well as members of our senior management. The compensation committee also reviews and approves annually our salary, bonus and equity pools in the aggregate for employees below the senior management level.

  Objectives and Philosophy of Our Executive Compensation Program

        The primary objectives of the compensation committee with respect to executive compensation are to:

  •
  attract, retain and motivate the best possible executive talent;

  •
  ensure that executive compensation is aligned with our corporate strategies and business objectives;

  •
  promote the achievement of key strategic and financial performance measures by linking cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

  •
  align executives' incentives with the creation of long-term stockholder value.

        To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive's overall compensation to key strategic, financial and operational goals such as clinical trial progress, new product indication initiatives and our financial and operational performance, as measured by metrics such as revenue and profitability. We also provide a portion of our executive compensation in the form of long-term compensation, such as stock options and restricted stock grants that vest over time. We believe this practice helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

        In making compensation decisions, the compensation committee compares our executive compensation against that paid by a peer group of publicly traded companies that the committee believes have business life cycles, revenues, market capitalizations, products, research and development investment levels, and number and capabilities of employees that are roughly comparable to ours and against which the committee believes we compete for executive talent. The compensation committee reviews the peer group as necessary to determine whether any adjustments to the composition of the group are needed and as a result, our peer group might change from year to year. The compensation committee retained two consulting firms, Buck Consultants and Radford Consultants + Survey, an AON Consulting Company, to advise the committee in connection with the committee's consideration of 2007 base salaries. The compensation committee considered data derived from Buck Consultants, as supplemented by data from Radford, in its consideration of 2007 base salaries of our named executive officers, except for the base salaries of our president and chief operating officer and our executive vice president and chief financial officer. The compensation committee determined that the comparative data provided by Buck Consultants for such positions were insufficient and decided it was appropriate to use data from Radford exclusively in its consideration of the 2007 base salaries of our president and chief operating officer and our executive vice president and chief financial officer. In February 2008, the compensation committee used data from Radford exclusively in its consideration of percentage bonus targets and equity awards for fiscal 2007 for our named executive officers. The compensation committee worked with the consultants and our senior management to determine the peer groups, and the consultants analyzed the executive compensation programs of these companies. The companies included in the peer group surveyed by Buck Consultants were:

  •
  Alkermes, Inc.

  •
  Amylin Pharmaceuticals, Inc.

  •
  Cubist Pharmaceuticals, Inc.

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  CV Therapeutics, Inc.

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  Endo Pharmaceuticals Holdings Inc.

  •
  Enzon Pharmaceuticals, Inc.

  •
  Icos Corporation

  •
  ImClone Systems Incorporated

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  Ligand Pharmaceuticals

  •
  Martek Biosciences Corp.

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  Medicis Pharmaceutical Corporation

  •
  MGI Pharma Inc.

  •
  Millennium Pharmaceuticals, Inc.

  •
  Neurocrine Biosciences, Inc.

  •
  NitroMed, Inc.

  •
  NPS Pharmaceuticals

  •
  PDL BioPharma, Inc.

  •
  Pharmion Corp.

  •
  Regeneron Pharmaceuticals, Inc.

  •
  Salix Pharmaceuticals

  •
  Sciele Pharma Inc.

  •
  Techne Corporation and

  •
  United Therapeutics Corporation

        The companies included in the peer group surveyed by Radford were:

  •
  Adams Respiratory Therapeutics, Inc.

  •
  Affymetrix, Inc.

  •
  Alkermes, Inc.

  •
  Amylin Pharmaceuticals, Inc.

  •
  Cepheid

  •
  Cubist Pharmaceuticals, Inc.

  •
  Cytyc Corp.

  •
  Endo Pharmaceuticals Holdings Inc.

  •
  Enzon Pharmaceuticals, Inc.

  •
  Icos Corporation

  •
  ImClone Systems Incorporated

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  Intermune, Inc.

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  Medicis Pharmaceutical Corporation

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  MGI Pharma Inc.

  •
  Millennium Pharmaceuticals, Inc.

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  PDL BioPharma, Inc.

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  Pharmion Corp.

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  Techne Corporation and

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  United Therapeutics Corporation

        References in this proxy statement to "our peer group" mean the applicable peer group or peer groups listed above.

        We compete with many other companies for executive personnel. Accordingly, the compensation committee generally targets base salary and bonus compensation for executives at the 50th percentile of compensation paid to similarly situated executives of the companies in the peer group. In order to underscore the value of ownership of equity compensation as a component of our overall compensation, the compensation committee generally targets equity compensation for executives at the 75th percentile of equity compensation paid to similarly situated executives of the companies in the peer group. The committee, however, may vary these general targets with respect to executives based on the experience and performance levels of the individuals and our overall company performance.

  Components of our Executive Compensation Program

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual cash bonus;

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  stock option and restricted stock awards;

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  health and life insurance, and other employee benefits; and

  •
  severance and change-of-control benefits.

        We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing information provided by Radford and Buck Consultants, determined what it believed to be the appropriate level and mix of the various compensation components within the targeted percentiles for cash and equity compensation.

  Base Salary

        The committee uses base salary to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries of our named executive officers are reviewed at least annually by the compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Base salaries also may be increased for merit reasons, based on the executive's success in meeting or exceeding individual performance objectives, promoting our core values and demonstrating leadership abilities. Additionally, the compensation committee adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive's role or responsibilities.

        In establishing base salaries for 2007, the compensation committee considered the survey data of compensation in our peer group, the level of the individual's responsibility and the individual's past performance and experience. As noted above, the committee generally targets executive base salaries at the 50th percentile of salaries for executives in similar positions at companies in our peer group. In considering the base salaries for 2007, the compensation committee agreed that base salary is a function of providing adequate compensation for the responsibilities of the respective positions, and any increase to base salary should be based upon individual performance as well as competitive data. In February 2007, the compensation committee approved base salary increases for our named executive officers, which were primarily based on merit reasons for their performance in 2006, as well as market adjustments to more closely align their salaries to the 50th percentile of companies in our peer group.

        In establishing Dr. Meanwell's 2007 base salary, the compensation committee recognized Dr. Meanwell's broad contributions in the area of talent acquisition, strategy for business development, the efforts to restore the term of the principal Angiomax patent, scientific product development and growth of stockholder value in 2006 and increased his annual base salary to $566,000, which represented a 9.7% increase for merit reasons while taking into account the 50th percentile of similarly situated executives of companies in our peer group. The compensation committee recognized Mr. Kelley's contributions to increasing stockholder's long term value by improving our operating capabilities, recruiting strong people, organizing our resources effectively and playing an important role in a variety of strategic projects in 2006. As a result, the committee established Mr. Kelley's annual base salary for 2007 at $450,000, which consisted of a 9% increase for merit reasons and 4.6% increase as a market adjustment. In establishing Mr. Sblendorio's 2007 base salary, the compensation committee recognized Mr. Sblendorio's contributions in 2006, including his building of a business development department at our company, his communication efforts with our stockholders, his role in the area of talent acquisition, such as his recruitment of new members to strengthen our finance department, his effective management of resources and contributions to our proposed offering in January 2007. As a result, the committee established Mr. Sblendorio's annual base salary for 2007 at $375,000, which consisted of a 9% increase for merit reasons and 4.6% increase as a market adjustment. The compensation committee recognized Ms. Newberry's accomplishments in focusing on key strategic and tactical elements of our human strategy in 2006. As a result, the committee increased Ms. Newberry's annual base salary for 2007 to $285,000, which represented a 4.6% increase for merit reasons. The compensation committee noted Mr. Antinori's efforts in 2006 to develop and focus our government affairs initiatives, including efforts to restore the term of the principal Angiomax patent, as well as management of our daily legal workload and increased his annual base salary for 2007 to $315,000, which represented a 5% increase for merit reasons.

        The following table presents each named executive officer's 2006 and 2007 base salary and the variance to the 50th percentile of our peer group before and after the base salary increase from 2006 to 2007:

Named Executive Officer	2006 Salary	2006 Salary Variance to 50th Percentile of Peer Group	2007 Salary	2007 Salary Variance to 50th Percentile of Peer Group
Clive A. Meanwell Chief Executive Officer	$516,000	-9%	$566,000	—
John P. Kelley President and Chief Operating Officer	$400,000	-11%	$450,000	<1%
Glenn P. Sblendorio Executive Vice President and Chief Financial Officer	$330,000	-17%	$375,000	-6%
Catharine S. Newberry Senior Vice President and Chief Human Strategy Officer	$272,500	-4%	$285,000	—
Paul M. Antinori Senior Vice President and General Counsel	$300,000	-4%	$315,000	+1%

  Annual Cash Bonus Plan

        We have an annual cash bonus plan for our named executive officers. The annual cash bonus plan is intended to motivate our named executive officers to work toward the achievement of company strategic, operational and financial goals and individual performance objectives, and to reward our named executive officers when their efforts result in success for us. Bonus targets under the annual cash bonus plan are calculated as a percentage of the applicable named executive officer's base salary, with targets corresponding to the position of the executive. In 2007, the bonus target percentages for Dr. Meanwell and Mr. Kelley were 50% of their respective current annual base salaries and the bonus target percentages for Messrs. Sblendorio and Antinori and Ms. Newberry were 40% of their respective current annual base salaries. These bonus target percentages are based on grade level of the named executive officer.

        The compensation committee approves corporate goals for each year and determines potential bonus amounts based on achievement of these goals and individual performance goals. The corporate goals generally conform to the financial metrics contained in the internal business plan adopted by the board of directors relating to revenue, earnings per share and certain operational goals. The compensation committee works with the chief executive officer to develop challenging but achievable goals, which we refer to as stretch corporate goals, that they believe are challenging but can be reasonably achieved over the next year. For 2007, the compensation committee approved the corporate goals and the relative weighting of such corporate goals to be considered in determining payments under the annual cash bonus plan based on achievement of those goals for 2007. In addition to revenue and earnings per share targets, the operational goals that the compensation committee approved for 2007 were the submission of a supplemental new drug application, or sNDA, with the U.S. Food and Drug Administration, or FDA, relating to the acute coronary syndrome indication for Angiomax, the submission of a new drug application, or NDA, with regards to Cleviprex, and certain enrollment milestones in the CHAMPION clinical trials relating to cangrelor. Each corporate goal is weighted based upon the priority attributed to such goal by the committee and based on such weighting, each goal is given a corporate goal award value. When the compensation committee approves corporate goals, it also approves minimum, target and maximum levels for such corporate goals. The committee determines the company bonus factor, which is used in determining payouts under the annual cash bonus plan and the size of annual equity awards, by using such minimum, target and maximum levels and allocating credits for each corporate goal in the following manner:

  •
  no credit for a corporate goal unless we achieve a minimum performance level;

  •
  a credit of at least 50% but less than 100% of the corporate goal award if we achieve the minimum performance level but do not achieve the target performance level;

  •
  a credit of at least 100% but less than 150% of the corporate goal award if we achieve or exceed the target performance level but do not attain the maximum performance level; and

  •
  a credit of 150% of the corporate goal award if we achieve or exceed the maximum performance level.

        Individual objectives are necessarily tied to the particular area of expertise of the employee and their performance in attaining those objectives. Achievement of these objectives is measured relative to external forces, internal resources utilized and overall individual effort. Except with respect to our chief executive officer and our president and chief operating officer, individual objectives are based on a variety of factors, including the achievement of corporate goals. The individual performance objectives are determined by the executive officer to whom the named executive officer reports. In the case of our chief executive officer and our president and chief operating officer, the individual objectives are reviewed with our lead independent director and the compensation committee and are based on the achievement of corporate goals. For each individual objective, the named executive officers must accomplish at least 80% of each objective to receive a cash bonus payment for such objective. If the named executive officer achieves this threshold, then the individual is eligible to receive a portion of the payout ranging from 0% to 150% of the individual target award.

        In February 2008, the compensation committee evaluated our 2007 performance against our 2007 corporate goals approved by the committee. The compensation committee determined that our overall results were positive, when taking into account our completion of certain strategic projects and the unanticipated fall of volumes for the PCI market, the primary market in which we compete, which hampered our net sales. The primary strategic project completed in 2007 was the reacquisition of Angiox rights in the European Union, which was not contemplated in our 2007 corporate goals. The committee gave significant credit for this accomplishment, coupled with the analysis, design and initiation of our European Union organization, when the committee reviewed our 2007 performance against our 2007 corporate goals. In addition, the committee further credited us with achieving European Union approval of the ACS indication for Angiox in the fourth quarter of 2007, instead of the 2008 anticipated date for such approval. The committee determined that we did not meet our goals for revenue and earnings per share, primarily as a result of falling volumes for the PCI market. The compensation committee also determined that we met our Angiomax acute coronary syndrome sNDA submission and Cleviprex NDA submission goals, and partially met our CHAMPION enrollment targets. The compensation committee, in consideration of our overall performance in 2007, elected to consider that Angiomax gained market share and that such market share was greater than the market share assumptions underlying the revenue goal.

        Based on our overall 2007 performance against our 2007 corporate goals, taking into account our achievement of the additional goals noted above, the compensation committee determined the company bonus factor was 87.5%. Bonus awards for 2007 were generally lower than for 2006 when our bonus factor was 113% following a banner year of performance and progress. As a result, as shown in the table below, the committee granted cash bonuses for 2007 to the named executive officers that, with the exception of Mr. Sblendorio, were less than each named executive officer's bonus target amount.

        For the 2007 annual cash bonuses, the compensation committee calculated the bonuses for our named executive officers, other than our chief executive officer and our president and chief operating officer, by multiplying the dollar amount of each such officer's bonus target by the company bonus factor, and then multiplying the result by the officer's individual performance rating. For our chief executive officer and our president and chief operating officer, the compensation committee calculated the bonuses for each officer based on the company's overall performance because the committee believes that the individual performance of these two officers is most closely tied to the company's overall performance and then adjusted this amount to reflect a merit increase determined by the committee.

        Dr. Meanwell's 2007 salary was $566,000 and his bonus target was 50% of his salary, or $283,000. The compensation committee recognized Dr. Meanwell's broad contributions in the areas of talent acquisition, strategy for business development, the efforts to restore the term of the principal Angiomax patent and scientific product development, and used its discretion to award Dr. Meanwell a bonus payment of $260,360. Dr. Meanwell's bonus payment equaled 92% of his 2007 bonus target. The compensation committee did not determine an individual performance rating for Dr. Meanwell in 2007.

        Mr. Kelley's 2007 salary was $450,000 and his bonus target was 50% of his salary, or $225,000. The compensation committee recognized Mr. Kelley's contributions in improving our operating capabilities, recruiting strong people and organizing our resources effectively. The compensation committee also believed that Mr. Kelley had played an important role in a variety of strategic projects, including analysis of European opportunities and options and certain business development projects such as the Nycomed transaction in which we reacquired our rights to Angiox in the European Union. Overall, the compensation committee determined that Mr. Kelley exceeded performance expectations with an individual performance rating of 110%, which was used in the methodology to determine his 2007 equity award as described below. The compensation committee used its discretion to award Mr. Kelley a bonus payment of $216,000. Mr. Kelley's bonus payment equaled 96% of his 2007 bonus target.

        Mr. Sblendorio's 2007 salary was $375,000 and his bonus target was 40% of his salary, or $150,000. The compensation committee recognized Mr. Sblendorio for his driving and completing of the Nycomed transaction, his building a business development department at the company, his communication efforts with our stockholders, his role in the area of talent acquisition, such as his recruitment of new members to strengthen our finance department, his effective management of resources, and his work with Dr. Meanwell to improve the credibility and stature of our company with investment banks. In considering Mr. Sblendorio's bonus payment, the committee also recognized Mr. Sblendorio's contributions managing our financial programs, including an important, but ultimately cancelled offering in January 2007. The committee assigned significant weight to Mr. Sblendorio's business development contributions, due to the progress he made building the department to the point that our company now has identified a number of potentially significant opportunities. Overall, the compensation committee determined that Mr. Sblendorio far exceeded performance expectations with an individual performance rating of 140%. The compensation committee used its discretion to award Mr. Sblendorio a bonus of $183,750. Mr. Sblendorio's bonus payment equaled 123% of his bonus target.

        Ms. Newberry's 2007 salary was $285,000 and her bonus target was 40% of her salary, or $114,000. The compensation committee recognized Ms. Newberry's accomplishments in focusing on key strategic and tactical elements of our human strategy, including planning and execution of the human strategy dimension of our global expansion. Overall, the compensation committee determined that Ms. Newberry exceeded performance expectations with an individual performance rating of 105%. The compensation committee used its discretion to award Ms. Newberry a bonus of $104,738, which equaled 92% of her bonus target.

        Mr. Antinori's 2007 salary was $315,000 and his bonus target was 40% of his salary, or $126,000. The compensation committee noted Mr. Antinori's efforts to develop and focus our government affairs initiatives, including efforts to restore the term of the principal Angiomax patent, as well as management of our daily legal workload. Overall, the compensation committee determined that Mr. Antinori exceeded performance expectations with an individual performance rating of 110%. The compensation committee used its discretion to award Mr. Antinori a bonus of $121,275, which equaled 96% of his bonus target.

        The 2007 salaries, 2007 bonus target percentages and amounts, the adjusted 2007 bonus target and the actual bonus payments for our named executive officers are as follows:

Named Executive Officer	2007 Salary	2007 Bonus Target Percentage	2007 Bonus Target	Adjusted 2007 Bonus Target(1)	2007 Annual Cash Bonus Payments(2)
Clive A. Meanwell Chief Executive Officer	$566,000	50%	$283,000	$247,625	$260,360
John P. Kelley President and Chief Operating Officer	$450,000	50%	$225,000	$196,875	$216,000
Glenn P. Sblendorio Executive Vice President and Chief Financial Officer	$375,000	40%	$150,000	$131,250	$183,750
Catharine S. Newberry Senior Vice President and Chief Human Strategy Officer	$285,000	40%	$114,000	$99,750	$104,738
Paul M. Antinori Senior Vice President and General Counsel	$315,000	40%	$126,000	$110,250	$121,275

(1)
This column represents the 2007 bonus target, as adjusted based on the compensation committee's determination of a company bonus factor at 87.5% of the bonus target, as discussed above.

(2)
This column represents the actual cash bonus payment made to the named executive officer. Such amounts are based on the company bonus factor and the individual performance rating of the named executive officer, except for Dr. Meanwell and Mr. Kelley. For Dr. Meanwell and Mr. Kelley, such amounts are based on the company's overall performance and reflect a merit increase determined by the compensation committee.

  Stock Option and Restricted Stock Awards

        Our equity award program is the primary vehicle for offering long-term incentives to our executives, including our named executive officers. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our named executive officers and our stockholders. Equity grants are intended as both a reward for contributing to the long-term success of our company and an incentive for future performance. The vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to our named executive officers to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our compensation committee considers comparable equity awards of executives in our compensation peer group, our company-level performance, the applicable executive's performance, the amount of equity previously awarded to the executive, the vesting schedule of such previous awards and the recommendations of management and consultants to the compensation committee.

        The compensation committee typically makes initial stock option awards to new executives and annual equity grants as part of our overall compensation program. All equity grants of options to our executives are approved by the compensation committee.

        The compensation committee reviews all components of the executive's compensation when determining annual equity awards to ensure that an executive's total compensation conforms to our overall philosophy and objectives. The compensation committee has an equity compensation policy for the use of stock options and restricted stock awards. Our equity compensation philosophy is to reward all employees at the 75th percentile of the peer group for equity compensation. This philosophy also supports the use of stock options as the most common form of equity awards for our employees. Exceptions include our officers and members of the board of directors, who may receive a mix of options and restricted stock awards on an annual basis, at a recommended mix of 80% options and 20% restricted stock based on the mix used by the majority of our peer companies. We anticipate that restricted stock may also be used as follows:

  •
  to attract candidates for certain senior executive positions upon hire, in order to replace soon-to-be vested restricted stock or similar forfeited compensation elements from their prior employers and

  •
  in rare instances, to reward employee(s) who have made an exceptional contribution to our business.

        In general, our initial option grants to new named executive officers vest over 48 months with 25% of the option vesting 12 months after the named executive officer's start date and the remainder of the option vesting in 36 equal monthly installments. Our annual grants to named executive officers generally vest in 48 equal monthly installments commencing one month after the date of the grant. Vesting and exercise rights cease 90 days after termination of employment except in the case of death or disability.

        In 2007, we granted the named executive officers shares of restricted stock. We typically grant restricted stock awards at no cost to the executive. Because the shares have a built-in value at the time the restricted stock grants are made, we generally grant significantly fewer shares of restricted stock than the number of shares underlying stock options we would grant for a similar purpose. Prior to 2008, the compensation committee valued a share of restricted stock at two times the value of a share underlying a stock option. In 2008, the compensation committee, based in part on a recommendation from Radford and to be competitive with the practices of our peer group, began valuing a share of restricted stock at 2.5 times the value of a share underlying a stock option. This change was reflected in grants made to named executive officers in February 2008, which related to their respective performances in 2007. Restricted shares vest in increments of 25% over a period of four years, commencing on the first anniversary of the date of grant.

        We do not have any equity ownership guidelines for our named executive officers.

        Stock awards to our named executive officers are typically granted annually in conjunction with the review of their individual performance. This review typically occurs at the regularly scheduled meeting of the compensation committee held in the first quarter of each year for determination of grants for the previous year. This allows the compensation committee to receive audited financial statements of the previous year prior to making award determinations. Therefore, annual cash bonuses and equity awards relating to performance during 2007 for all of our employees, including our named executive officers, were granted in February 2008. The compensation committee has established a policy of not approving annual equity grants to any employees, including named executive officers, at a time when our company is in possession of material non-public information. We generally time annual stock option grants to named executive officers so that such grants occur three days after the release of our financial results for the previous fiscal year.

        In connection with the annual equity awards to our named executive officers, the compensation committee considered the 75th percentile of our peer group companies in determining a target aggregate value based on the Black-Scholes valuation for the total equity awards for each named executive officer. When determining annual equity awards, the committee used a similar formula to the one used to determine annual cash bonuses. The committee calculated the equity awards for each named executive officer, except for our chief executive officer, by starting with an amount equal to the 75th percentile of the equity awards made to similarly situated executives of the companies in the peer group, multiplied by the company bonus factor, multiplied by the officer's individual performance rating. That amount was then allocated between options and restricted stock as described above. When considering awards, the compensation committee valued a share of restricted stock at 2.5 times the value of a share underlying a stock option for grants awarded in 2008. The compensation committee determined our chief executive officer's annual equity award using the 75th percentile as a target and then factored the company's overall performance during 2007. In determining the size and type of equity awards, the compensation committee also considered the potential impact of FAS 123(R).

        In February 2008, the compensation committee approved the following equity awards to our named executive officers:

Named Executive Officer	Number of Shares Underlying Options	Number of Shares of Restricted Stock
Clive A. Meanwell	200,920	21,875
John P. Kelley	111,310	12,120
Glenn P. Sblendorio	99,495	10,835
Catharine S. Newberry	31,390	3,420
Paul M. Antinori	50,690	5,520

As the equity awards for named executive officers which related to their respective performances in 2007 were granted in 2008, these awards have not been included under the caption, "Information About Our Executive Officers—Compensation of Our Executive Officers."

  Benefits and Other Compensation

        We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We do not match employee contributions to our 401(k) plan.

        In particular circumstances, we sometimes award cash signing bonuses when executives first join us. Such cash signing bonuses typically must be repaid in full if the executive voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentive for an executive to join our company in a position where there is high market demand.

        We limit the perquisites that we make available to our named executive officers. Our named executive officers are not entitled to any benefits that are not otherwise available to all of our employees. For example, we do not provide pension arrangements, post-retirement health coverage or similar benefits to our named executive officers or our employees. Similarly, our health and insurance plans are the same for all employees.

  Severance and Change-of-Control Benefits

        Pursuant to severance agreements we have entered into with certain executive officers, including our named executive officers, and provisions of our 1998 stock incentive plan and our 2004 plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption "Information About Our Executive Officers—Potential Payments Upon Termination or Change of Control" below.

        We believe providing these benefits help us compete for executive talent. We believe that our severance and change of control benefits are generally in line with severance packages offered to executives by the companies in our peer group.

        Our practice in the case of change-of-control benefits has been to structure these as "double trigger" benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us or our successor without cause or by the executive for good reason during a one-year period after the change of control. We believe a "double trigger" maximizes stockholder value because it avoids an unintended windfall to executives in the event of a friendly change of control, while still providing executives appropriate incentives to cooperate in negotiating any potential change of control in which they believe they may lose their jobs.

  Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our other officers whose compensation is required to be disclosed under the Securities Act of 1934 by reason of being among our four most highly compensated officers. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

        In addition, in determining the size and type of equity awards, the compensation committee also considered the potential impact of FAS 123(R).

Our Current Executive Officers

        Below is information about each of our executive officers other than Clive Meanwell, our Chief Executive Officer, and John Kelley, our President and Chief Operating Officer. The information below includes each officer's age as of April 1, 2008, his or her position with us, the length of time he or she has held each position and his or her business experience for at least the past five years and their education. Similar information for Clive Meanwell and John Kelley, who are also directors, is included under the captions "Proposal One: Election of Class 2 Directors—Director Nominees" and "Proposal One: Election of Class 2 Directors—Other Current Directors", respectively. Our board of directors elects our officers annually, and officers serve until they resign or we or the board terminate their position. There are no family relationships among any of our directors, nominees for director and executive officers.

GLENN P. SBLENDORIO
    Age: 52

        Glenn P. Sblendorio has been our Chief Financial Officer and Executive Vice President since March 2006. Prior to joining us, Mr. Sblendorio was Executive Vice President and Chief Financial

Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From November 2005 until he joined us, Mr. Sblendorio served as a consultant in the pharmaceutical industry. From July 2000 to February 2002, Mr. Sblendorio served as our Senior Vice President of Business Development. From 1998 to July 2000, Mr. Sblendorio was the Chief Executive Officer and Managing Director of MPM Capital Advisors, LLC, an investment bank specializing in healthcare related transactions. Mr. Sblendorio's pharmaceutical experience also includes 12 years at Hoffmann-LaRoche, Inc., a pharmaceutical company, in a variety of senior financial positions, including Chief Financial Officer of Roche Molecular Systems and Head of Finance-Controller for Amgen/Roche Europe. Mr. Sblendorio currently serves as a director of Amicus Therapeutics, Inc., a biopharmaceutical company. Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University.

CATHARINE S. NEWBERRY
    Age: 57

        Catharine S. Newberry has been our Senior Vice President Human Resources and Chief Human Strategy Officer since February 2006. Prior to joining us, she held various positions with the pharma group of sanofi-aventis, including Deputy Vice President People Development from January 2005 to December 2005, HR Integration Officer from July 2004 to December 2004, and Vice President Human Resources Strategy from January 2003 to July 2004. She came to the pharma group of sanofi-aventis after fourteen years with sanofi pasteur, the vaccine business of sanofi-aventis, where she held the positions of Senior Vice President Human Resources from August 1998 to 2002, Vice President Executive Compensation and Development from 1997 to July 1998, and Vice President Human Resources for the U.S. business unit from 1989 to 1996. Her career in pharmaceuticals began at SmithKline Beckman, a pharmaceutical company, where she held a variety of human resources positions from 1980 to 1989. Ms. Newberry received her B.A. from Swarthmore College, and her M.S. in human resources development from American University/NTL.

PAUL M. ANTINORI
    Age: 54

        Paul M. Antinori has been our General Counsel since May 2002 and a Senior Vice President since September 2006. He also served as Vice President from August 2004 to August 2006. From March 1998 to April 2002, Mr. Antinori was General Counsel and a consultant to Physician Computer Network, Inc., a healthcare information technology company. Prior to March 1998, Mr. Antinori was a partner at the law firm of Gibbons, Del Deo, Dolan, Griffinger & Vecchione in Newark, New Jersey. Mr. Antinori received his B.A. from Boston College and his J.D. from the University of Virginia School of Law.

WILLIAM O'CONNOR
    Age: 49

        William O'Connor is our Chief Accounting Officer. He joined us in April 2006 as our Vice President, Finance and Controller. From April 2000 to February 2006, he was the Vice President of Finance for Eyetech Pharmaceuticals, Inc. From 1996 to April 2000, Mr. O'Connor worked for Trophix Pharmaceuticals, Inc., a biotech company that specialized in pain medications. Mr. O'Connor is a certified public accountant and received a B.S. in accounting from Fairleigh Dickinson University.

KELLI WATSON-PACICCO
    Age: 46

        Kelli Watson-Pacicco has been our Senior Vice President, Global Communications and Human Strategy since November 2007. She also served as Senior Vice President, Human Strategy from January 2007 to November 2007. Prior to January 2007, Ms. Watson-Pacicco held various positions at

Pfizer, Inc. over 19 years including Vice President, Strategic Planning for the Global Human Resources function. She also led Human Resources, Strategic Planning and Communications for the Corporate Affairs division and held a variety of positions in the Global Manufacturing Group. Ms. Watson-Pacicco holds a B.A. in sociology/psychology from Hamline University and a M.A. in industrial relations from the University of Minnesota.

Compensation of Our Executive Officers

  Summary Compensation

        The following table presents summary information for the year ended December 31, 2007 for our chief executive officer, our chief financial officer and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2007. We refer to these five individuals collectively as our "named executive officers."

Summary Compensation Table

Name and Principal Position	Year	Salary ($)			Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)

Clive A. Meanwell, Chairman and Chief Executive Officer	2007 2006	$ $	566,000 516,000		$ $	260,360 387,000		$648,526 —	$ $	1,052,236 562,410	— —	— —	$ $	1,794 1,170	$ $	2,528,916 1,466,580

Glenn P. Sblendorio, Executive Vice President and Chief Financial Officer	2007 2006	$ $	375,000 272,673	(3)	$ $	183,750 165,000	$ $	398,617 198,908	$ $	790,805 514,569	— —	— —	$ $	1,780 1,403	$ $	1,749,952 1,152,554

John P. Kelley, President and Chief Operating Officer	2007 2006	$ $	450,000 400,000		$ $	216,000 250,000		$241,252 —	$ $	684,807 493,567	— —	— —	$ $	1,794 1,786	$ $	1,593,853 1,145,353

Catharine S. Newberry, Senior Vice President and Chief Human Strategy Officer	2007 2006	$ $	285,000 249,792	(4)	$ $	104,738 109,000		— —	$ $	434,649 356,812	— —	— —	$ $	2,667 1,365	$ $	827,054 717,945

Paul M. Antinori, Senior Vice President and General Counsel	2007 2006	$ $	315,000 272,333	(5)	$ $	121,275 139,200		— —	$ $	621,705 212,220	— —	— —	$ $	1,590 2,341	$ $	1,059,570 625,117

(1)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with FAS 123(R), excluding any adjustments for forfeitures relating to service-based vesting conditions. See Note 2 to our notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 29, 2008 for a discussion of all assumptions we made in determining the FAS 123(R) values of equity awards.

(2)
The dollar amount in the "All Other Compensation" column represents life insurance premium payments made by us on behalf of the named executive officer for his or her benefit.

(3)
Mr. Sblendorio joined us in March 2006.

(4)
Ms. Newberry joined us in February 2006.

(5)
Effective September 1, 2006, Mr. Antinori received a promotion and base salary increase from $260,000 to $300,000.

Employment Arrangements

        Clive Meanwell serves as our Chief Executive Officer pursuant to the terms of an employment agreement dated September 5, 1996. This agreement renews automatically on a yearly basis unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the agreement, Dr. Meanwell's annual compensation is determined by our board of directors. Pursuant to a noncompetition agreement, Dr. Meanwell has agreed not to compete with us during the term of his employment and for a period of one year after his termination. Dr. Meanwell is eligible to receive, at the discretion of our board of directors, an annual cash bonus targeted to be 50 percent of his annual base salary, subject to meeting company and personal performance goals.

        John Kelley serves as our Chief Operating Officer and President pursuant to the terms of a letter agreement dated December 1, 2004. Mr. Kelley's employment is "at will" and his annual compensation is determined by our board of directors. Mr. Kelley is eligible to receive, at the discretion of our board of directors, an annual cash bonus targeted to be 50 percent of his annual base salary, subject to meeting company and personal performance goals. Pursuant to a noncompetition agreement, Mr. Kelly has agreed not to compete with us during the term of his employment and for a period of one year after his termination.

        Glenn Sblendorio serves as our Executive Vice President and Chief Financial Officer pursuant to the terms of a letter agreement dated March 3, 2006. Mr. Sblendorio's employment is "at will" and his annual compensation is determined by our board of directors. In 2007, Mr. Sblendorio was eligible to receive, at the discretion of our board of directors, an annual cash bonus targeted to be 40 percent of his annual base salary, subject to meeting company and personal performance goals. In January 2008, Mr. Sblendorio was elevated a grade level for his performance and, as a result, Mr. Sblendorio is eligible to receive, at the discretion of our board of directors, an annual cash bonus targeted to be 50 percent of his annual base salary, subject to meeting company and personal performance goals. Pursuant to a noncompetition agreement, Mr. Sblendorio has agreed not to compete with us during the term of his employment and for a period of one year after his termination.

        Catharine Newberry serves as our Senior Vice President for Human Resources and Chief Human Strategy Officer pursuant to the terms of a letter agreement dated December 30, 2005. Ms. Newberry's employment is "at will" and her annual compensation is determined by our board of directors. Ms. Newberry is eligible to receive, at the discretion of our board of directors, an annual cash bonus targeted to be 40 percent of her annual base salary, subject to meeting company and personal performance goals. Pursuant to a noncompetition agreement, Ms. Newberry has agreed not to compete with us during the term of her employment and for a period of one year after her termination.

        Paul Antinori serves as our Senior Vice President and General Counsel. Mr. Antinori's employment is "at will" and his annual compensation is determined by our board of directors. Mr. Antinori is eligible to receive, at the discretion of our board of directors, an annual cash bonus targeted to be 40 percent of his annual base salary, subject to meeting company and personal performance goals. Pursuant to a noncompetition agreement, Mr. Antinori has agreed not to compete with us during the term of his employment and for a period of one year after his termination.

        We have also entered into severance agreements with our current named executive officers as described below.

Potential Payments Upon Termination or Change of Control

  Severance Agreements

        In August 2006, we entered into amended and restated management severance agreements with certain of our senior officers, including our named executive officers, in order to induce each of these officers to maintain his or her continued commitment to us beyond August 2006.

        The agreements generally provide for severance pay, reimbursement of health care premiums, payment of reasonable outplacement assistance and accelerated stock option vesting in the event that (i) we terminate the officer's employment without cause, as defined in the agreements, or (ii) the officer terminates his or her employment for good reason, as defined in the agreements. If an officer's employment is terminated for cause, no benefits are provided to the officer under the agreements. These severance agreements supersede any similar provisions in any employment agreement or letter agreement we previously entered into with the officer.

        The agreements provide as follows:

  •
  Termination prior to a change in control.  If we terminate the employment of the officer without cause, or if the officer resigns for good reason (except for a resignation for good reason due to a material reduction in base salary), before a change in control event, as defined in the agreements, he or she would be entitled to severance pay equal to one year of annual base salary, paid in a lump sum, one year of health care premium reimbursement and payment of reasonable outplacement assistance (or reimbursement and/or payment for a shorter period if the officer commences employment with a new employer before the end of the one-year period), payment for any accrued but unused vacation days and one year of accelerated option vesting. In the case of either Clive Meanwell or John Kelley under these circumstances, he would be entitled to severance pay equal to two years of annual base salary, paid in a lump sum, one year of health care premium reimbursement and payment of reasonable outplacement assistance (or reimbursement and/or payment for a shorter period if the officer commences employment with a new employer before the end of the one-year period), payment for any accrued but unused vacation days and two years of accelerated option vesting.

    If the officer resigns for good reason as the result of a material reduction in base salary prior to a change in control event, the severance pay and accelerated option vesting periods described above would be reduced by 50 percent. The health care premium reimbursement and payment of reasonable outplacement assistance periods and payment for accrued but unused vacation days would not be reduced.

  •
  Termination after a change in control.  If we terminate the employment of the officer without cause, or if the officer resigns for good reason, during the one year period following a change in control event, then, in addition to the severance pay, health care premium reimbursement, payment of reasonable outplacement assistance and payment for any accrued but unused vacation days described above, the officer would be entitled to receive an amount equal to 40 percent of his or her then current annual base salary instead of any other bonus payment payable for the year in which termination occurs and such officer's options would be accelerated in full. In the case of either Clive Meanwell or John Kelley under these circumstances, he would be entitled to receive an amount equal to two times 50 percent of his then current annual base salary.

  •
  In addition to any other amounts that may be payable to the officer under the severance agreements, if we terminate the employment of the officer for any reason, the officer will receive payment for unreimbursed business expenses incurred through the termination date, as defined in the agreement and, except if we terminate the employment of the officer for cause, for any bonus earned but not yet paid prior to the termination date.

  •
  In order to receive any of these benefits, the officer must deliver a general release in favor of us.

  Stock Option Agreements

        The stock option agreements governing options awarded under our 2004 plan to all of our employees provide for accelerated vesting of 50 percent of an optionholder's unvested options upon such optionholder's death or disability (within the meaning of Section 22(e)(3) of the code). All of such optionholder's vested options are exercisable for a period of one year following the date of the death or disability of the optionholder, provided, that the options have not expired and, in the case of disability, such optionholder has not been terminated for cause.

        The table below reflects the potential payments and benefits to which the named executive officers would be entitled under the management severance agreements and stock option agreements with our named executive officers if the named executive officer's employment with us was terminated for cause or due to death or disability or the officer resigned for good reason. The amounts shown in the table below assume that each termination was effective as of December 31, 2007, and that all eligibility requirements under the management severance agreements or stock option agreements were met. The closing price per share of our common stock on the NASDAQ Global Select Market on December 31, 2007 was $19.16.

Name	Bonus for Year of Termination	Cash Severance	Vacation Payout	Value of Accelerated Options(1)	Health and Welfare	Total(2)
Clive A. Meanwell
Prior to a Change of Control:
Termination without Cause or Resignation for Good Reason (except for a resignation for good reason due to a material reduction in base salary)		$1,132,000	$10,885	$63,969	$21,736	$1,228,590
Resignation for Good Reason due to a material reduction in base salary		$566,000	$10,885	$33,375	$21,736	$631,996
Within One Year After a Change of Control:
Termination without Cause or Resignation for Good Reason	$566,000	$1,132,000	$10,885	$63,969	$21,736	$1,794,590
Termination due to Death or Disability				$31,984		$31,984
John P. Kelley
Prior to a Change of Control:
Termination without Cause or Resignation for Good Reason (except for a resignation for good reason due to a material reduction in base salary)		$900,000	$8,654	$85,169	$21,736	$1,015,559
Resignation for Good Reason due to a material reduction in base salary		$450,000	$8,654	$43,975	$21,736	$524,365
Within One Year After a Change of Control:
Termination without Cause or Resignation for Good Reason	$450,000	$900,000	$8,654	$101,953	$21,736	$1,482,343
Termination due to Death or Disability				$50,976		$50,976
Glenn P. Sblendorio
Prior to a Change of Control:
Termination without Cause or Resignation for Good Reason (except for a resignation for good reason due to a material reduction in base salary)		$375,000	$7,212	$13,250	$21,736	$417,198

Resignation for Good Reason due to a material reduction in base salary		$187,500	$7,212	$6,625	$21,736	$223,073
Within One Year After a Change of Control:
Termination without Cause or Resignation for Good Reason	$150,000	$375,000	$7,212	$47,480	$21,736	$623,164
Termination due to Death or Disability				$23,740		$23,740
Catharine S. Newberry
Prior to a Change of Control:
Termination without Cause or Resignation for Good Reason (except for a resignation for good reason due to a material reduction in base salary)		$285,000	$4,385	$1,750	—	$291,135
Resignation for Good Reason due to a material reduction in base salary		$142,000	$4,385	$875	—	$147,260
Within One Year After a Change of Control:
Termination without Cause or Resignation for Good Reason	$114,000	$285,000	$4,385	$3,792	—	$407,177
Termination due to Death or Disability				$1,896		$1,896
Paul M. Antinori
Prior to a Change of Control:
Termination without Cause or Resignation for Good Reason (except for a resignation for good reason due to a material reduction in base salary)		$315,000	$6,058	$9,325	$14,850	$345,233
Resignation for Good Reason due to a material reduction in base salary		$157,500	$6,058	$4,663	$14,850	$183,071
Within One Year After a Change of Control:
Termination without Cause or Resignation for Good Reason	$126,000	$315,000	$6,058	$22,289	$14,850	$484,197
Termination due to Death or Disability				$11,145		$11,145

(1)
Calculated by multiplying the number of shares subject to options for which vesting would be accelerated by the difference between $19.16, the closing price per share of our common stock on the NASDAQ Global Select Market on December 31, 2007, and the per share exercise prices for such options.

(2)
Excludes any payments related to outplacement services, which we have agreed to pay under the severance agreements.

Grant of Plan-Based Awards

        The following table summarizes information regarding restricted stock awards and options granted to each of the named executive officers during the year ended December 31, 2007. Options granted in 2007 to the named executive officers become exercisable in 48 equal monthly installments, commencing one month after the vesting commencement date, which is typically the grant date. All options were granted with an exercise price equal to the closing price per share of our common stock on the NASDAQ Global Select Market on the date of grant. The shares of restricted stock vest in annual increments of 25% over four years commencing on the first anniversary of the date of grant.

2007 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(1)		Grant Date Fair Value of Stock and Option Awards(2)
Clive A. Meanwell	2/16/07 2/16/07	50,000	(4)	100,000	(3)		$28.60 —	$ $	1,378,421 1,430,000
Glenn P. Sblendorio	2/16/07 2/16/07 7/12/07	18,600	(4)	40,000 25,000	(3) (3)	$ $	28.60 — 17.04	$ $ $	551,369 531,960 206,359
John P. Kelley	2/16/07 2/16/07 7/12/07	18,600	(4)	40,000 20,000	(3) (5)	$ $	28.60 — 17.04	$ $ $	551,369 531,960 165,088
Catharine S. Newberry	2/16/07			25,000	(3)		$28.60		$344,605
Paul M. Antinori	2/16/07 7/12/07			50,000 5,000	(3) (5)	$ $	28.60 17.04	$ $	689,211 41,272

(1)
The exercise price of the stock option awards is equal to the closing price of our common stock on the grant date reported by the NASDAQ Global Select Market.

(2)
Based on the fair value of each option on the date of grant using the Black-Scholes closed-form option-pricing model.

(3)
The options vest in 48 equal monthly installments beginning March 16, 2007. The options are subject to accelerated vesting upon a termination without "cause" or a resignation for "good reason", as each is defined in our severance agreements. See "—Potential Payments Upon Termination or Change of Control."

(4)
The shares of restricted stock vest in annual increments of 25% over four years commencing on the first anniversary of the date of grant.

(5)
The options vest in 48 equal monthly installments beginning August 12, 2007. The option is subject to accelerated vesting upon a termination without "cause" or a resignation for "good reason", as each is defined in our severance agreements. See "—Potential Payments Upon Termination or Change of Control."

Outstanding Equity Awards at 2007 Fiscal Year-end

        Except as noted in the table below, the options listed in the table below become exercisable in 48 equal monthly installments, commencing one month after the grant date. The options expire ten years after the grant date. The shares of restricted stock vest in annual increments of 25% over four years commencing on the first anniversary of the date of grant.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Clive A. Meanwell	237,000 30,000 30,000 15,000 123,000 125,000 100,000 78,125 20,833	(1) (1)	— — — — — — — 71,875 79,167	— — — — — — —	$ $ $ $ $ $ $ $ $	4.79 26.00 24.25 10.11 15.50 28.01 28.02 18.27 28.60	5/15/2010 12/12/2010 12/15/2010 12/11/2011 12/10/2012 12/23/2013 12/14/2014 11/30/2015 2/16/2017	— — — — — — — — 50,000	$	— — — — — — — — 958,000	— — — — — — — — —	— — — — — — — — —
Glenn P. Sblendorio	65,625 8,333 2,604	(2)	84,375 31,667 22,396	— — —	$ $ $	20.11 28.60 17.04	3/3/2016 2/16/2017 7/12/2017	18,750 18,600 —	$ $	359,250 356,376 —	— — —	— — —
John P. Kelley	225,000 53,125 87,500 8,333 2,083	(1) (3)	— 71,875 — 31,667 17,917	— — — — —	$ $ $ $ $	25.25 18.27 18.27 28.60 17.04	12/1/2014 11/30/2015 11/30/2015 2/16/2017 7/12/2017	— — — 18,600 —	$	— — — 356,376 —	— — — — —	— — — — —
Catharine S. Newberry	45,833 5,208	(4)	54,167 19,792	— —	$ $	19.09 28.60	2/1/2016 2/16/2017	— —		— —	— —	— —
Paul M. Antinori	23,750 4,500 6,000 36,000 23,500 15,625 12,500 16,667 10,417 521	(1) (1) (1) (3)	— — — — — 14,375 — 33,333 39,583 4,479	— — — — — — —	$ $ $ $ $ $ $ $ $ $	9.13 15.50 27.81 23.77 28.02 18.27 18.27 22.47 28.60 17.04	5/2/2012 2/10/2012 12/19/2013 8/3/2014 12/14/2014 11/30/2015 11/30/2015 8/29/2016 2/16/2017 7/12/2017	— — — — — — — — — —		— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —

(1)
On December 23, 2005, our board of directors approved the full acceleration of the vesting of this option. As a condition of this acceleration, the option holder entered enter into a lock-up agreement between the option holder and us under which the option holder has agreed not to sell, transfer, pledge or otherwise dispose of the shares underlying the option, except as set forth in the lock-up agreement. The lock-up will expire on the date on which the exercise would have been permitted under the pre-acceleration vesting schedule set forth in the option agreement. In addition, the lock-up will expire if the option holder ceases to be employed by us for any reason or upon consummation of a "change of control event" as defined in our 2004 plan.

(2)
The option vests as follows: 25% of the shares underlying the option vested on March 3, 2007 (the one-year anniversary of the vesting commencement date), and the remainder vests in 36 equal monthly installments beginning April 3, 2007. The option is subject to accelerated vesting upon a termination without "cause" or a resignation for "good reason", as each is defined in our severance agreements. See "—Potential Payments Upon Termination or Change of Control."

(3)
This option was vested and fully exercisable on the grant date, but is subject to the terms of a lock-up agreement between the option holder and us under which the option holder has agreed not to sell, transfer, pledge or otherwise dispose of the shares underlying the option, except as set forth in the lock-up agreement. The lock-up will expire with respect to one-forty eighth ( 1/48th) of the original number of shares underlying the option on the 30th day of each calendar month, beginning on December 30, 2005. In addition, the lock up will expire if the option holder ceases to be employed by us for any reason or upon consummation of a "change of control event" as defined in our 2004 plan.

(4)
The option vests as follows: 25% of the shares underlying the option vested on February 1, 2007 (the one-year anniversary of the vesting commencement date), and the remainder vest in 36 equal monthly installments beginning March 1, 2007. The option is subject to accelerated vesting upon a termination without "cause" or a resignation for "good reason", as each is defined in our severance agreements. See "—Potential Payments Upon Termination or Change of Control."

(5)
Calculated by multiplying the number of unvested shares by $19.16, the closing price per share of our common stock on the NASDAQ Global Select Market on December 31, 2007.

Option Exercises and Stock Vested in 2007

        The following table sets forth information regarding options exercised by the named executive officers during the fiscal year ended December 31, 2007. Amounts shown under the column "Value Realized on Exercise" represent the difference between the option exercise price and the closing sale price of our common stock on the date of exercise multiplied by the number of shares for which the option was exercised.

        The amounts shown under the column "Value Realized on Vesting" represent the number of shares of restricted stock that vested multiplied by the closing sale price of our common stock on the vesting date.

Option Exercises and Stock Vested in Fiscal 2007

	Option Awards
			Stock Awards
	Number of Shares Acquired on Exercise (#)
Name		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Clive A. Meanwell	—	—	—	—
Glenn P. Sblendorio	—	—	6,250	$157,313
John P. Kelley	50,000	$681,620	—	—
Catharine S. Newberry	—	—	—	—
Paul M. Antinori	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2007, about the securities authorized for issuance under:

  •
  our 1998 plan;

  •
  our 2000 employee stock purchase plan;

  •
  our 2000 director plan;

  •
  our 2001 plan;

  •
  our 2004 plan; and

  •
  our 2007 plan.

        The information below is categorized according to whether or not the equity plan was previously approved by stockholders:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted- average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	7,668,637	(1)(2)	$21.95	2,475,876	(3)
Equity compensation plans not approved by security holders	254,517	(4)	$18.23	1,700,000

Total	7,923,154		$21.83	4,175,876	(3)

(1)
Includes shares of common stock issuable under our 1998 stock incentive plan, 2004 plan and 2000 director plan.

(2)
Excludes shares issuable at the end of the then-current offering period ending February 29, 2008 under our 2000 employee stock purchase plan.

(3)
Includes shares available for issuance as of December 31, 2007 under our 2000 employee stock purchase plan (which includes 52,010 shares that were subsequently issued on February 29, 2008 at the close of the then-current offering period. Currently under the 2004 plan, no more than 800,000 shares may be issued in the form of restricted stock or other equity-based awards.

(4)
Consists of shares of common stock issuable under our 2001 plan and our 2007 plan.

        For a description of our 2001 plan and 2007 plan, see Note 8 to our audited consolidated financial statements included in our annual report to stockholders accompanying this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during 2007, the reporting persons complied with all Section 16(a) filing requirements with the exception of a Form 4, which was not filed on a timely basis to report an acquisition by Elizabeth H.S. Wyatt of restricted stock and options on May 24, 2007.

        Our board hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally.

By order of the Board of Directors, Paul M. Antinori Secretary

April 29, 2008

APPENDIX I

THE MEDICINES COMPANY

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

        1.     Purpose

        The purpose of this 2004 Stock Incentive Plan (the "Plan") of The Medicines Company, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align their interests with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

        2.     Eligibility

        All of the Company's employees, officers and directors (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future), as well as all of the Company's consultants and advisors that are natural persons, are eligible to be granted options, restricted stock awards, stock appreciation rights or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

        3.     Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

        4.     Stock Available for Awards

        (a)    Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to 11,800,000 shares of common stock, $.001 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan in proportion to the number of shares by which the total shares authorized for issuance was originally reduced at the time of grant or issuance pursuant to Section 4(c) of the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)    Per-Participant Limit.    Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

        (c)    Fungible Share Pool.    Subject to adjustment under Section 9, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a) as 1.65 shares for each one share of Common Stock subject to such Full-Value Award. "Full-Value Award" means any Restricted Stock Award or Other Stock Unit Awards with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.65 shares is returned to the Plan pursuant to Section 4(a), each applicable share reserve will be credited with 1.65 shares.

        5.     Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of The Medicines Company, any of The Medicines Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value as determined by (or in a manner approved by) the Board at the time the Option is granted.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to promptly pay to the Company the exercise price and any required tax withholding;

          (3)   when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)   by any combination of the above permitted forms of payment.

        (g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof prior to such merger, consolidation or acquisition. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

        (h)    No Repricing.    Without prior stockholder approval, the Company may not engage in any repricing with respect to any Option or Options which requires stockholder approval under the rules of the Nasdaq National Market or the principal market on which the Company's Common Stock is then traded.

        (i)    No Reload Rights.    No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

        6.     Stock Appreciation Rights

        (a)    Nature of Stock Appreciation Rights.    A Stock Appreciation Right is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (an "SAR Award"). A Stock Appreciation Right may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

        (b)    Grants.    Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

          (1)   Rules Applicable to Tandem Awards.    When Stock Appreciation Rights are expressly granted in tandem with Options, the Stock Appreciation Right will be exercisable only at such time or times, and on such conditions, as the Board may specify in the SAR Award or the related Options.

          (2)   Exercise of Independent Stock Appreciation Rights.    A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

        (c)    Exercise.    Any exercise of a Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Board.

        7.     Restricted Stock.

        (a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b)    Terms and Conditions.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

        (c)    Limitation on Vesting.    Restricted Stock Awards shall not vest earlier than the first anniversary of the date of grant. Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

        (d)    Stock Certificates.    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

        8.     Other Stock-Based Awards.

        Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock Unit Awards"), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of the Common Stock.

        9.     Adjustments for Changes in Common Stock and Certain Other Events.

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the limits on Awards set forth in Section 4(a) and the per-Participant limit set forth in Section 4(b), (iii) the share counting provisions set forth in Section 4(c), (iv) the number and class of securities and exercise price per share subject to each outstanding Option, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions of each outstanding Stock Appreciation Right and Other Stock Unit Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

        (b)    Reorganization and Change in Control Events

          (1)    Definitions

      (a)
      A "Reorganization Event" shall mean:

      (i)
      any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property;

      (ii)
      any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

      (iii)
      any liquidation or dissolution of the Company.

      (b)
      A "Change in Control Event" shall mean:

      (i)
      any sale or transfer of all or substantially all of the assets of the Company to another corporation or entity, any merger, consolidation or reorganization of the Company into or with another corporation or entity, with the result that, upon conclusion of the transaction, the voting securities of the Company immediately prior thereto do not represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the continuing or surviving entity of such consolidation, merger or reorganization; or

      (ii)
      a disclosure that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (A) the Company or (B) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, becomes the beneficial owner as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act) of securities representing 30% or more of the combined voting power of the then outstanding voting securities of the Company; or

      (iii)
      such time as individuals who as of the date of the initial adoption of this Plan constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i) or (ii) of this section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

      (iv)
      the liquidation or dissolution of the Company.

      (c)
      "Cause" shall mean (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company (or, if applicable, a successor corporation to the Company); (iii) willful and material breach of the Company's policies (or, if applicable, a successor corporation to the Company); (iv) intentional and material damage to the Company's property (or, if applicable, a successor corporation to the Company); or (v) material breach of the Participant's confidentiality obligations or duties under the Participant's non-disclosure, non-competition or other similar agreement with the Company (or, if applicable, a successor corporation to the Company).

      (d)
      "Termination Event" shall mean the termination of the Participant's employment (i) by the Company or the acquiring or succeeding corporation without Cause; (ii) as a result of Participant's death or disability (within the meaning of Section 22(4)(3) of the Code); or (iii) by the Participant upon written notice given promptly after the Company's or the acquiring or succeeding corporation's taking of any of the following actions, which actions shall not have been cured within a 30-day period following such notice: (A) the principal place of the performance of the Participant's responsibilities (the "Principal Location") is changed to a location outside of a 30 mile radius from the Principal Location immediately prior to the Reorganization Event; (B) there is a material reduction in the Participant's responsibilities without

        Cause; (C) there is a material reduction in the Participant's salary; or (D) there is a significant diminution in the scope of the Participant's responsibilities without the Participant's agreement (excluding increases in responsibility and sideways moves to jobs with similar descriptions).

          (2)    Effect on Options

      (a)
      Reorganization Event.    Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event includes but does not solely consist of common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

      Notwithstanding the foregoing, (i) if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event, and (ii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), the Board shall either (A) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event or (B) provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (y) the aggregate exercise price of such Options.

      (b)
      Change in Control Event that is not a Reorganization Event.    Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each such Option shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.

          (3)    Effect on Restricted Stock Awards

      (a)
      Reorganization Event that is not a Change in Control Event.    Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

      (b)
      Change in Control Event.    Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.

          (4)    Effect on Stock Appreciation Rights and Other Stock Unit Awards

      The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

        10.   General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Option intended to be an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. Notwithstanding the foregoing, a Participant may transfer any Award by means of a gift to a family member (as such term is defined in General Instruction A to Form S-8, as may be amended from time to time) of such Participant, provided that prior written notice of such gift is provided to the Company.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant pursuant to such rules and procedures as the Company may adopt. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value as determined by (or in a manner approved by) the Board; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Award.    Except as prohibited by Section 5(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        (i)    Deferrals.    The Board may permit Participants to defer receipt of any Common Stock issuable upon exercise of an Option or upon the lapse of any restriction applicable to any Restricted Stock Award, subject to such rules and procedures as it may establish.

        11.   Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the date 10 years from the date on which the Plan was adopted by the Board, provided that Awards granted prior to that date may extend beyond such date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

        (e)    Provisions for Foreign Participants.    The Board may, without amending the Plan, modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        (f)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

THE MEDICINES COMPANY

Proxy for the Annual Meeting of Stockholders To Be Held May 29, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby revoke(s) all prior proxies and appoint(s) Clive A. Meanwell, John P. Kelley and Glenn P. Sblendorio (the "proxy holders"), and each of them, attorneys of the undersigned, with full power of substitution in them and each of them, for and in the name(s) of the undersigned to (1) attend the Annual Meeting of Stockholders (the "Meeting") of The Medicines Company (the "Company") to be held at the principal executive offices of the Company, 8 Campus Drive, Parsippany, New Jersey 07054, at 10:00 a.m. (local time), on Thursday, May 29, 2008, and any adjourned sessions thereof, and (2) vote and otherwise act upon the following matters in respect of all shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is proposed by the Company, and none of the matters is related to or conditioned on the approval of the other matters.

        In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

FOLD AND DETACH HERE

ANNUAL MEETING OF STOCKHOLDERS OF

THE MEDICINES COMPANY

May 29, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (see instructions below)
1.	Elect three class 2 directors for terms to expire at the 2011 annual meeting of stockholders.
Nominees:
☐	Robert J. Hugin
☐	Clive A. Meanwell	☐	☐	☐
☐	Elizabeth H.S. Wyatt

(Instructions: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: /*/

		FOR	AGAINST	ABSTAIN
2.	Approve our amended and restated 2004 stock incentive plan, which amends section 4 of our 2004 stock incentive plan to (a) increase the number of shares of common stock authorized for issuance under the plan from 8,800,000 to 11,800,000 and (b) replace the existing sublimit on certain types of awards that may be granted under the plan with a fungible share pool.	☐	☐	☐
3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

If this proxy is properly executed, the shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any of the director nominees or proposal three specified above, this proxy will be voted "FOR" each director nominee or proposal three.

Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of our shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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THE MEDICINES COMPANY 8 Campus Drive Parsippany, New Jersey 07054 NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
THE MEDICINES COMPANY 8 Campus Drive Parsippany, New Jersey 07054 PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
DISCUSSION OF PROPOSALS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PRINCIPAL STOCKHOLDERS
INFORMATION ABOUT CORPORATE GOVERNANCE Corporate Governance
2007 Director Compensation
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Summary Compensation Table
2007 Grants of Plan-Based Awards
Outstanding Equity Awards at 2007 Fiscal Year-end
Option Exercises and Stock Vested in Fiscal 2007
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  APPENDIX I
THE MEDICINES COMPANY AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN